                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                                  TENNECO INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      1)    Title of each class of securities to which transaction applies:

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            pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
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      paid previously. Identify the previous filing by registration statement
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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (01-07)

TENNECO INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                                    (TENNECO LOGO)

                                                                   April 3, 2007

To the Stockholders of Tenneco Inc.:

     The Annual Meeting of Stockholders of Tenneco Inc. will be held Tuesday, May 8, 2007, at 10:00 a.m., local time, at our headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045. A Notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed.

     Holders of common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     A record of our activities for the year 2006 is contained in the Annual Report to Stockholders. We urge each stockholder who cannot attend the Annual Meeting to please assist us in preparing for the meeting by either completing, executing and returning your proxy promptly or using our telephone or Internet voting procedures.

                                               Very truly yours,

                                               /S/ GREGG SHERRILL
                                               GREGG SHERRILL

                                               Chairman and Chief Executive
                                               Officer

TENNECO INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000                                                    (TENNECO LOGO)

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 2007

     The Annual Meeting of Stockholders of Tenneco Inc. will be held at our principal executive offices located at 500 North Field Drive, Lake Forest, Illinois 60045 on Tuesday, May 8, 2007, at 10:00 a.m., local time.

     The purposes of the meeting are:

     1. To elect eight directors for a term to expire at the 2008 Annual Meeting of Stockholders;

     2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for 2007; and

     3. To consider and act upon such other matters as may properly be brought before the meeting, or any adjournment or postponement thereof.

     The Board of Directors knows of no other matters at this time that may be brought before the meeting. Holders of common stock of record at the close of business on March 13, 2007 are entitled to vote at the meeting. A list of these stockholders will be available for inspection for 10 days preceding the meeting at our principal executive offices located at 500 North Field Drive, Lake Forest, Illinois 60045, and also will be available for inspection at the meeting.

     Each stockholder who does not expect to attend the meeting is urged to either complete, date and sign the enclosed proxy and return it to us in the enclosed envelope, which requires no postage if mailed in the United States, or utilize our telephone or Internet voting procedures.

                                            By Order of the Board of Directors

                                                   J. JEFFREY ZIMMERMAN
                                                    Corporate Secretary

Lake Forest, Illinois
April 3, 2007

TENNECO INC.                                                      (TENNECO LOGO)
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045
(847) 482-5000

                                                                   April 3, 2007

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation on behalf of the Board of Directors of Tenneco Inc. (which we refer to as we, us, our, Tenneco or our company) of proxies to be voted at the Annual Meeting of Stockholders on May 8, 2007, or at any adjournment or postponement thereof. Holders of common stock of record at the close of business on March 13, 2007 will be entitled to vote at the Annual Meeting. Each share is entitled to one vote. At March 13, 2007, there were 45,900,306 shares of common stock outstanding and entitled to vote. This proxy statement is first being mailed to stockholders on or about April 3, 2007.

                                   BACKGROUND

     In 1996, we were formed and spun off from the company that, at the time, was known as Tenneco Inc. After the spin-off, we held the former Tenneco Inc.'s automotive and packaging operations. In 1999, we spun off the packaging operations and, at that time, changed our name to "Tenneco Automotive Inc." In October 2005, we returned to the name "Tenneco Inc.", as we believe the name Tenneco better represents the continued expansion of our offerings through our commercial and specialty vehicle businesses.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

     Our Board of Directors currently comprises ten individuals, eight of whom are proposed to be elected at this Annual Meeting to serve for a term to expire at the annual meeting of stockholders to be held in 2008 and until their successors are chosen and have qualified. After many years of distinguished service, two our directors, Ms. M. Kathryn Eickhoff-Smith and Dr. Dennis G. Severance, will be retiring from the Board of Directors effective at the Annual Meeting and, at that time, the size of our Board will be reduced to eight.

     The persons named as proxy voters in the accompanying proxy card, or their substitutes, will vote your proxy for all the nominees, each of whom has been designated as such by the Board of Directors, unless otherwise indicated in your proxy. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by the Compensation/Nominating/Governance Committee of the Board of Directors.

     You may vote for or withhold your vote from any or all of the director nominees. Assuming a quorum is present, the affirmative vote of the plurality of votes cast at the Annual Meeting (in person or by proxy) will be required for the election of directors.

     Brief statements setting forth the age (at March 13, 2007), the principal occupation, the employment during at least the past five years, the year in which first elected a director and other information concerning each nominee appears below.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL OF THE NOMINEES LISTED BELOW.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
     FOR ONE-YEAR TERMS EXPIRING AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS

     CHARLES W. CRAMB -- Mr. Cramb has been Executive Vice President, Finance and Technology and Chief Financial Officer of Avon Products, Inc., a global manufacturer and marketer of beauty and related products, since November 2005. Mr. Cramb was Senior Vice President and Chief Financial Officer of The Gillette Company, a global manufacturer and marketer of a wide variety of consumer products, from 1997 until October 2005. He joined Gillette in 1970 and served in a number of financial positions. From 1976 to 1981, he held several key financial management positions in Gillette's European operations, including Manager, Financial Services, Gillette Europe, and Financial Controller, Gillette Industries Limited, UK. From 1981 to 1995, he held a series of senior financial management positions in the United States, including Controller, International Operations; Vice President, Finance and Strategic Planning, Gillette North Atlantic Group; Assistant Controller, The Gillette Company; and Vice President, Finance, Planning and Administration, Diversified Group. From 1995 to 1997, he was Corporate Vice President and Corporate Controller. He is a director of Idenix Pharmaceuticals, Inc., where he is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Cramb was elected to our Board of Directors in March 2003, is 60 years old and is Chairman of the Audit Committee.

     FRANK E. MACHER -- Mr. Macher served as President and Chief Executive Officer and as a member of the Board of Directors of Collins & Aikman Corporation, a global supplier of motor vehicle parts, from July 2005 until his recent retirement. Mr. Macher served as Chief Executive Officer of Federal Mogul Corporation, a manufacturer of motor vehicle parts and supplies, from January 2001 to July 2003 and Chairman of Federal Mogul from October 2001 to his retirement in January 2004. From June 1997 to his retirement in July 1999, Mr. Macher served as President and Chief Executive Officer of ITT Automotive, a supplier of automotive components. From 1966 to his retirement in 1996, Mr. Macher was employed by Ford Motor Company, serving most recently as Vice President and General Manager of the Automotive Components Division. Mr. Macher is 66 years old and was named a director of our company in July 2000. He is a member of the Board of Trustees of Kettering University. Mr. Macher is a member of the Audit Committee.

     ROGER B. PORTER -- Mr. Porter is the IBM Professor of Business and Government at Harvard University. Mr. Porter has served on the faculty at Harvard University since 1977. Mr. Porter also held senior economic policy positions in the Ford, Reagan and George H. W. Bush White Houses, serving as special assistant to the President and executive secretary of the Economic Policy Board from 1974 to 1977, as deputy assistant to the President and director of the White House Office of Policy Development from 1981 to 1985, and as assistant to the President for economic and domestic policy from 1989 to 1993. He is also a director of Zions Bancorporation, Pactiv Corporation, Extra Space Storage Inc. and Packaging Corporation of America. Mr. Porter is 60 years old and has been a director of our company since January 1998. Mr. Porter is a member

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of the Compensation/Nominating/Governance Committee and the Chairman of the
Three-Year Independent Director Evaluation Committee.

     DAVID B. PRICE, JR. -- Mr. Price has served as Chief Executive Officer, President and Founder of Birdet Price, LLC, an investment and consulting firm wholly owned by Mr. Price, since July 2001. Previously, Mr. Price was President of Noveon Inc. from February 2001 until May 2001. Noveon, Inc. was formerly the Performance Materials segment of BF Goodrich Company prior to its sale to an investor group in February 2001. While with BF Goodrich Company from July 1997 to February 2001, Mr. Price served as Executive Vice President of the BF Goodrich Company and President and Chief Operating Officer of BF Goodrich Performance Materials. Prior to joining BF Goodrich, Mr. Price held various executive positions over a 25-year span at Monsanto Company, most recently serving as President of the Performance Materials Division of Monsanto Company from 1995 to July 1997. From 1993 to 1995, he was Vice President and General Manager of commercial operations for the Industrial Products Group and was also named to the management board of Monsanto's Chemical Group. He is a director and Chairman of the YMCA of Greater St. Louis and a Director of St. Lukes Hospital in St. Louis. He is also a director of CH2M HILL, Inc. Mr. Price is 61 years old and was named a director of our company in November 1999. Mr. Price is the Chairman of the Compensation/Nominating/Governance Committee and a member of the Three-Year Independent Director Evaluation Committee.

     GREGG SHERRILL -- Chairman of the Board and Chief Executive Officer -- Mr. Sherrill was named our Chairman and Chief Executive Officer in January 2007. Mr. Sherrill joined us from Johnson Controls Inc., where he served since 1998, most recently as President, Power Solutions. From 2002 to 2003, Mr. Sherrill served as the Vice President and Managing Director of Europe, South Africa and South America for Johnson Controls' Automotive Systems Group. Prior to joining Johnson Controls, Mr. Sherrill held various engineering and manufacturing assignments over a 22-year span at Ford Motor Company, including Plant Manager of Ford's Dearborn, Michigan engine plant and Director of Supplier Technical Assistance. Mr. Sherrill is 53 years old and became a director of our company in January 2007.

     PAUL T. STECKO -- Mr. Stecko has served as the Chief Executive Officer of Packaging Corporation of America since April 1999. From November 1998 to April 1999, Mr. Stecko served as President and Chief Operating Officer of Tenneco Inc. From January 1997 to November 1998, Mr. Stecko served as Chief Operating Officer of Tenneco Inc. From December 1993 through January 1997, Mr. Stecko served as Chief Executive Officer of Tenneco Packaging Inc. Prior to joining Tenneco Packaging Inc., Mr. Stecko spent 16 years with International Paper Company. Mr. Stecko is 62 years old and has been a director of our company since November 1998. He is also a director of State Farm Mutual Insurance Company and Cives Corporation and is the Chairman of the Board of Packaging Corporation of America. Mr. Stecko is a member of the Compensation/Nominating/Governance Committee and the Three-Year Independent Director Evaluation Committee.

     MITSUNOBU TAKEUCHI -- Mr. Takeuchi served as Chairman Emeritus of DENSO International Americas, Inc., the North American arm of Japan-based DENSO Corp., a worldwide supplier of advanced automotive systems and components, from 2004 until January 2006. Mr. Takeuchi joined DENSO in 1964 and rose through a series of sales and general manager positions in Japan and North America, with experience in both original equipment and aftermarket. He became President and Chief Executive Officer, DENSO International Americas in 1997, Chairman and Chief Executive Officer in 2002 and Chairman Emeritus in 2004. He served as a member of the Board of Directors of Denso Corporation from March 1995 until his retirement in June 2004. Mr. Takeuchi is a director of the Economic Club of Detroit and the Motor Equipment Manufacturers Association and a member and past president of the Japan Business Society of Detroit. Mr. Takeuchi is 65 years old and has been a director of our company since January 2006. Mr. Takeuchi is a member of the Audit Committee.

     JANE L. WARNER -- Ms. Warner has served as Group President at Illinois Tool Works Inc., a global manufacturer of specialty products and equipment, since December 2005, where she has worldwide responsibility for its Finishing Systems and Click Commerce businesses. Prior to this, Ms. Warner was President of Plexus Systems, L.L.C., a provider of manufacturing information systems from June 2004 until December 2005 and an executive with Electronic Data Systems from 2000 through June 2004, where she was President of their Global Manufacturing Information Solutions Group. Ms. Warner served as Executive Vice President for first tier supplier Textron Automotive from 1994 through 1999, where she was President of its Kautex North America and Randall divisions. Previously, Ms. Warner held various positions over a 20-year span at General Motors Corporation which included General Superintendent and Assistant Chief Engineer. She was sponsored as a Sloan Fellow to Stanford University where she received a Master's in Management. Ms. Warner is 60 years old and was named a director of our company in October 2004. Ms. Warner is also a board member of MeadWestvaco Corporation, where she sits on the Audit and Safety, Health and Environmental Committees, a board member of the Original Equipment Suppliers Association and a member of the Board of Trustees for Kettering University where she is past Chair and serves on the Executive and Finance Committees. Ms. Warner is a member of the Compensation/Nominating/Governance Committee.

                            NON-CONTINUING DIRECTORS
             TERMS EXPIRING AT 2007 ANNUAL MEETING OF STOCKHOLDERS

     M. KATHRYN EICKHOFF-SMITH -- Ms. Eickhoff-Smith served as President and Chief Economist of Eickhoff Economics, Inc., a consulting firm, from 1987 until her recent retirement. From 1985 to 1987, she was Associate Director for Economic Policy for the U.S. Office of Management and Budget. Prior to that, Ms. Eickhoff-Smith spent 23 years at Townsend Greenspan & Co., Inc.,an economic consulting firm, most recently as Executive Vice President and Treasurer. She is also a director of Moorings Park Institute, a non-profit retirement community in Naples, Florida.

Ms. Eickhoff-Smith has been a director of our company since 1996 (and prior to that was a director of the former Tenneco Inc. since 1987). She also served as a member of Tenneco Inc.'s Board of Directors from 1982 until her resignation to join the Office of Management and Budget in 1985. Ms. Eickhoff-Smith is 67 years old and is a member of the Audit Committee and Three-Year Independent Director Evaluation Committee.

     DENNIS G. SEVERANCE -- Dr. Severance is the Accenture Professor of Business Information & Technology at the Stephen M. Ross Business School, University of Michigan. Before joining the University of Michigan in 1978, Dr. Severance was an Associate Professor and Principal Investigator in the Management Information System Research Center at the University of Minnesota. Prior to that, he was an Assistant Professor in the Department of Operations Research at Cornell University. Dr. Severance is 63 years old and became a director of our company in July 2000. Dr. Severance is a member of the Audit Committee.

                              CORPORATE GOVERNANCE

OVERVIEW

     We have established a comprehensive corporate governance plan for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with these responsibilities and standards. As part of its annual review process, the Board of Directors monitors developments in the area of corporate governance. Listed below are some of the key elements of our corporate governance plan. Many of these matters are described in more detail elsewhere in this proxy statement.

     INDEPENDENCE OF DIRECTORS (SEE PP. 9-10)

     - Nine of our ten current directors are independent under the New York Stock Exchange ("NYSE") listing standards. Assuming all nominees presented in this Proxy Statement are elected at the Annual Meeting, seven of our eight directors will be independent under the NYSE listing standards.

     - Independent directors are scheduled to meet separately in executive session after every regularly scheduled Board of Directors meeting.

     - We have a lead independent director, Mr. Paul T. Stecko.

     AUDIT COMMITTEE (SEE PP. 12-13 AND PP. 59-62)

     - All members meet the independence standards for audit committee membership under the NYSE listing standards and applicable Securities and Exchange Commission ("SEC") rules.

     - One member of the Audit Committee, Mr. Charles Cramb, has been designated as an "audit committee financial expert," as defined in the SEC rules. All members of the Audit Committee satisfy the NYSE's financial literacy requirements.

     - The Audit Committee operates under a written charter that governs its duties and responsibilities, including its sole authority to appoint, review, evaluate and replace our independent auditors.

     - The Audit Committee has adopted policies and procedures governing the pre-approval of all audit, audit-related, tax and other services provided by our independent auditors.

     COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE AND SUBCOMMITTEE (SEE PP. 10-12 AND P. 58)

     - All members meet the independence standards for compensation and nominating committee membership under the NYSE listing standards.

     - The Compensation/Nominating/Governance Committee operates under a written charter that governs its duties and responsibilities, including the responsibility for executive compensation.

     - In December 2005, an Executive Compensation Subcommittee was formed which has the responsibility to consider and approve equity-based compensation for our executive officers which is intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     CORPORATE GOVERNANCE PRINCIPLES

     - We have adopted Corporate Governance Principles, including qualification and independence standards for directors.

     STOCK OWNERSHIP GUIDELINES

     - We have adopted Stock Ownership Guidelines to align the interests of our executives with the interests of stockholders and promote our commitment to sound corporate governance.

     - The Stock Ownership Guidelines apply to the independent directors, the Chairman and Chief Executive Officer, all Executive Vice Presidents and all Senior Vice Presidents. Ownership levels are determined as a multiple of the participant's base salary or, in the case of an independent director, his or her Board of Directors retainer fee and then converted to a fixed number of shares.

     COMMUNICATIONS WITH DIRECTORS (SEE P. 15)

     - The Audit Committee has established a process for confidential and anonymous submissions by our employees, as well as submissions by other interested parties, regarding questionable accounting or auditing matters.

     - Additionally, the Board of Directors has established a process for stockholders to communicate with the Board of Directors, as a whole, or any independent director.

     CODES OF BUSINESS CONDUCT AND ETHICS

     - We have adopted a Code of Ethical Conduct for Financial Managers that applies to our Chief Executive Officer, Chief Financial Officer, Controller and other key financial managers.

     - We also operate under an omnibus Statement of Business Principles that applies to all directors, officers and employees and includes provisions ranging from restrictions on gifts to conflicts of interests. All salaried employees are required to affirm in writing their acceptance of these principles.

     RELATED PARTY TRANSACTIONS POLICY (SEE PP. 15-16)

     - We have adopted a Policy and Procedure for Transactions with Related Persons, under which our Audit Committee must generally pre-approve transactions involving more than $120,000 with our directors, executive officers, five percent or greater stockholders and their immediate family members.

     EQUITY AWARD POLICY (SEE PP. 31-32)

     - We have adopted a written policy to be followed for all issuances by our company of compensatory awards in the form of our common stock or any derivative of our common stock.

     PERSONAL LOANS TO EXECUTIVE OFFICERS AND DIRECTORS

     - We comply with and will operate in a manner consistent with the legislation outlawing extensions of credit in the form of a personal loan to or for our directors or executive officers.

     Our Audit Committee, Compensation/Nominating/Governance Committee and Executive Compensation Subcommittee Charters, Corporate Governance Principles, Stock Ownership Guidelines, Audit Committee policy regarding accounting complaints, Code of Ethical Conduct for Financial Managers, Statement of Business Principles, Policy and Procedures for Transactions with Related Persons, Equity Award Policy, policy for communicating with the Board of Directors and Audit Committee policy regarding the pre-approval of audit, audit-related, tax and other services may be accessed on our website at www.tenneco.com. The contents of the website are not, however, a part of this proxy statement. In addition, we will make a copy of any of these documents available to any person, without charge, upon written request to Tenneco Inc., 500 North Field Drive, Lake Forest, Illinois 60045, Attn: General Counsel. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K and applicable NYSE rules regarding amendments to or waivers of our Code of Ethical Conduct for Financial Managers and Statement of Business Principles by posting this information on our website at www.tenneco.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     GENERAL. Our Board of Directors currently comprises ten members, nine of whom are not officers of our company and one of whom is an officer of our company. As described above, two of our outside directors, Ms. M. Kathryn Eickhoff-Smith and Dr. Dennis G. Severance, will be retiring at the Annual Meeting. The Board of Directors believes that our ratio of outside directors to inside directors represents a commitment to the independence of the Board and a focus on matters of importance to our stockholders.

     The Board of Directors has determined that Ms. M. Kathryn Eickhoff-Smith, Ms. Jane L. Warner and Messrs. Charles W. Cramb, Frank E. Macher, Roger B. Porter, David B. Price, Jr., Dennis G. Severance, Paul T. Stecko, and Mitsunobu Takeuchi, all of the outside directors, are "independent" as that term is defined under the listing standards of the NYSE. As part of its analysis, the Board determined that none of the outside directors has a direct or indirect material relationship with us. Under written guidelines adopted by the Board, the following commercial or charitable relationships are not considered to be material relationships that would impair a director's independence: (i) the director is an employee, director or beneficial owner of less than 10% of the shares of another company that (directly or indirectly through its subsidiaries or affiliates) does business with us and the annual sales to, or purchases from, us are less than 1% of the annual consolidated revenues of both our company and the other company; (ii) the director is an employee, director or beneficial owner of less than 10% of the shares of another company that (directly or indirectly through its subsidiaries or affiliates) is indebted to us, or to which we are indebted, and the total amount of either company's consolidated indebtedness to the other is less than 1% of the total consolidated assets of the indebted company; (iii) the director is an executive officer of another company in which we own a common equity interest, and the amount of our interest is less than 5% of the total voting power of the other company; or (iv) the director serves as an employee, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than 1% of that organization's total annual charitable receipts. No outside director has a relationship with us that is not within these guidelines. In making its determinations, the Board of Directors considered the following relationships, all of which are within these guidelines: in the case of Mr. Stecko, an ordinary course supply arrangement between our company and the company where he serves as chief executive officer; in the case of Ms. Warner, an ordinary course supply arrangement between our company and the company where she serves as group president; and in the case of Dr. Severance, fees paid to the University of Michigan for educational programs unrelated to Dr. Severance. Mr. Mark P. Frissora, our former Chairman and Chief Executive Officer, who resigned in July 2006, was an officer of our company, and not an independent director.

     During 2006, the Board of Directors held eight meetings. All of our directors who served in 2006 attended, during his or her term of service, at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board held and on which the director served. The Board of Directors is scheduled to meet in executive session, without management, after every regularly scheduled Board meeting. Mr. Stecko acts as lead independent director to chair these executive sessions and as primary spokesperson in communicating matters arising out of these sessions to our management.

     All of the directors, other than Mr. Sherrill (who joined the Board in January 2007), attended last year's annual meeting of the stockholders. The Board of Directors has a policy that, absent unusual circumstances, all directors attend our annual stockholder meetings.

     The Board of Directors has four standing committees. These committees have the responsibilities and authority described below.

     COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE AND SUBCOMMITTEE. The members of the Compensation/Nominating/Governance Committee are Ms. Warner and Messrs. Porter, Stecko and Price, who is the Chairman of the Committee. The Compensation/ Nominating/Governance Committee is comprised solely of outside directors who meet the independence standards for compensation and nominating committee members as set forth in the NYSE listing standards.

     The Compensation/Nominating/Governance Committee has the responsibility, among other things, to: (1) establish the salary rate of the officers and employees of our company and its subsidiaries; (2) examine periodically our compensation structure; (3) supervise our welfare and pension plans and compensation plans; and (4) produce an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations of the SEC. It also has significant corporate governance responsibilities including, among other things, to: (a) review and determine the desirable balance of experience, qualifications and expertise among members of the Board; (b) review possible candidates for membership on the Board and recommend a slate of nominees for election as directors at each annual meeting of stockholders; (c) review the function and composition of the other committees of the Board and recommend membership on these committees; (d) review the qualifications of and recommend candidates for election as officers of our company; and (e) develop, recommend to the Board of Directors for approval and, as appropriate, recommend to the Board of Directors revisions to our applicable Corporate Governance Principles.

     The Compensation/Nominating/Governance Committee may form and delegate authority to subcommittees when appropriate and to the extent permitted by applicable law and the rules of the NYSE. Once a subcommittee of this committee is so formed, the committee may exercise any authority in its discretion that is granted to the subcommittee.

     An Executive Compensation Subcommittee, consisting of all Compensation/Nominating/ Governance Committee members except Mr. Stecko, was formed in 2005. This subcommittee has the responsibility of considering and approving equity-based compensation for our Chief Executive Officer and our other executive officers which is intended to qualify as "performance based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended. This subcommittee does not have the authority to further delegate its responsibilities.

     Each of the Compensation/Nominating/Governance Committee and its Executive Compensation Subcommittee operates pursuant to a written charter, the current versions of which were reaffirmed by the Board of Directors and the Compensation/Nominating/Governance Committee, respectively, in March 2007 as part of their annual review process. The Compensation/ Nominating/Governance Committee held eight meetings and the Executive Compensation Subcommittee held three meetings during 2006.

     The Compensation/Nominating/Governance Committee engages Hewitt Associates, LLC as its regular outside compensation consultant. Hewitt reports directly to the Compensation/ Nominating/Governance Committee and the scope of its assignment is to (i) assist in decision-making with respect to executive compensation, (ii) provide plan design advice, (iii) provide annual competitive market studies against which committee members can analyze executive compensation and (iv) apprise the committee members regarding best practices and pay levels in association with director compensation. For a more detailed discussion of Hewitt's role in our executive compensation process, see "Executive Compensation -- Compensation Discussion and Analysis." For our director compensation, Hewitt prepares comparative market data and presents that information directly to the committee. The committee reviews this data and establishes director compensation in consultation with Hewitt.

     From time to time, the committees will review materials prepared by other consultants to assist it with specific compensation matters. For example, in 2006 management engaged Buck Consultants, a pension actuarial firm, to provide advice concerning the restructuring of Tenneco's defined benefit and defined contribution retirement benefits plans for U.S. salaried and non-union hourly employees. This information was reviewed by the Compensation/Nominating/ Governance Committee in connection with its decision to freeze future accruals under our defined benefits retirement plans at the end of 2006, as described under "Executive Compensation -- Post-Employment Compensation -- 2006 Changes in Defined Benefits."

     For a discussion of the role of our executive officers in the establishment of executive officer compensation, see "Executive Compensation -- Compensation Discussion and Analysis." Our executive officers do not participate in the process for establishing director compensation.

     A report of the Compensation/Nominating/Governance Committee regarding executive compensation appears elsewhere in this proxy statement. For a more detailed discussion of the Compensation/Nominating/Governance Committee's processes and procedures for considering and determining executive compensation, see "Executive Compensation -- Compensation Discussion and Analysis."

     THREE-YEAR INDEPENDENT DIRECTOR EVALUATION ("TIDE") COMMITTEE. The members of the TIDE Committee are Ms. Eickhoff-Smith and Messrs. Price, Stecko and Porter, who is the Chairman of the Committee. The TIDE Committee, comprised solely of outside directors, has the responsibility, among other things, to review our stockholder rights plan at least every three years and, if it deems it appropriate, recommend that the full Board modify or terminate that plan. The TIDE Committee did not hold a meeting in 2006.

     AUDIT COMMITTEE. The members of the Audit Committee are Ms. Eickhoff-Smith and Messrs. Macher, Severance, Takeuchi and Cramb, who is the Chairman of the Committee. The Audit Committee is comprised solely of directors who meet all of the independence standards for audit committee membership as set forth in the Sarbanes-Oxley Act of 2002, and the SEC rules adopted thereunder, and the NYSE listing standards. The Board of Directors has designated Mr. Cramb as an "audit committee financial expert" as that term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

     Management is responsible for our internal controls over the financial reporting process. The independent public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted audit standards and for issuing a report on its audit. The Audit Committee's duty is to oversee and monitor these activities on behalf of the Board of the Directors. Specifically, the Audit Committee has the responsibility, among other things, to: (1) select and approve the compensation of our independent public accountants; (2) review and approve the scope of the independent public accountants' audit activity and all non-audit services; (3) review with management and the independent public accountants the adequacy of our basic accounting system and the effectiveness of our internal audit plan and activities; (4) review with management and the independent public accountants our certified financial statements and exercise general oversight over the financial reporting process;
(5) review with us litigation and other legal matters that may affect our financial condition and monitor compliance with business ethics and other policies; (6) review the independence, qualifications and performance of our independent public accountants; (7) provide an avenue of communication among the independent public accountants, management, the internal auditors and the Board of Directors; and (8) prepare the audit-related report required by the SEC to be included in our annual proxy statement.

     In fulfilling its responsibilities, the Audit Committee reviewed with management and the independent public accountants (a) significant issues, if any, regarding accounting principles and financial statement presentations, including any significant changes in our selection or application of accounting principles, and significant issues, if any, as to the adequacy of our internal controls and any special audit steps adopted in view of material internal control deficiencies; (b) analyses prepared by management and/or the independent public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles methods on financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, if any, on our financial statements; and (d) the type and presentation of information to be included in earnings press releases, as well as any financial information and earnings guidance provided to analysts and rating agencies. In addition, the Audit Committee has discussed our major risk exposures and the steps that management has taken to monitor and control such exposures. Management is required to advise the Committee of any instances of fraud relating to employees who have a significant role in our internal controls. The Committee was advised that management was not aware of any such instances of fraud.

     The Audit Committee operates under a written charter, the current version of which was reaffirmed by the Board of Directors in March 2007 as part of its annual review process. The Audit Committee held 11 meetings in 2006. A report of the Audit Committee appears elsewhere in this proxy statement.

     CONSIDERATION OF DIRECTOR NOMINEES. The Compensation/Nomination/Governance Committee regularly assesses the size of the Board of Directors, the need for expertise on the Board of Directors and whether any vacancies are expected on the Board of Directors due to retirement or otherwise. The Committee's process for identifying and evaluating nominees is as follows: In the case of incumbent directors, the Committee reviews annually such directors' overall service to us during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with us during their term. In the event that vacancies are anticipated, or otherwise arise, the Compensation/Nomination/Governance Com-mittee considers various potential candidates for director which may come to its attention through a variety of sources, including current Board members, stockholders or other persons. In addition, from time to time the Committee will retain a professional search firm to assist it in identifying director candidates, for which the firm generally receives a fee. All candidates for director are evaluated at regular or special meetings of the Compensation/Nomination/Governance Committee. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Compensation/Nomination/Governance Committee considers the qualification standards set forth in our Corporate Governance Principles, including: (1) personal and professional ethics, integrity and values; (2) an ability and willingness to undertake the requisite time commitment to Board functions; (3) independence pursuant to the guidelines set forth in the Corporate Governance Principles and applicable rules and regulations; (4) age, which must be less than 72; (5) the potential impact of service on the board of directors of other public companies, including competitors of our company; and (6) an absence of employment at a competitor of our company.

     The Compensation/Nominating/Governance Committee will consider director candidates recommended by stockholders provided the procedures set forth below are followed by stockholders in submitting recommendations. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. A stockholder of our company may nominate persons for election to the Board of Directors at an annual meeting if the stockholder submits such nomination, together with certain related information required by our By-laws, in writing to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. In the event, however, that the date of the annual meeting is more than thirty days before or more than seventy days after that anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the meeting is first made. Following verification of the stockholder's status, the Compensation/Nomination/Governance Committee will perform an initial analysis of the qualifications of the nominee pursuant to the criteria listed above to determine whether the nominee is qualified for service on our Board of Directors before deciding to undertake a complete evaluation of the nominee. Other than the verification of compliance with the procedures set forth in our By-laws and stockholder status, and the initial analysis performed by the Compensation/Nomination/Governance Committee, a person nominated by a stockholder for election to the Board of Directors is treated like any other potential candidate during the review process by the Compensation/Nomination/Governance Committee.

     From October 2005 to January 2006, a third-party executive search firm, Spencer Stuart, assisted the Compensation/Nominating/Governance Committee in a search for new director candidates. Based on that search, the Compensation/Nominating/Governance Committee recommended the election of Mr. Takeuchi to the Board of Directors. From July 2006 to January 2007, Spencer Stuart also assisted in the search for our new Chairman and Chief Executive Officer, based on which the Compensation/Nominating/Governance Committee recommended Mr. Sherrill as our Chairman and Chief Executive Officer.

     COMMUNICATIONS WITH THE DIRECTORS. Anyone who has a concern about our conduct, or about our accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Board of Directors, our lead independent director (Mr. Stecko) or any other non-employee director or the Audit Committee. All such concerns will be forwarded to the appropriate directors for their review, and all concerns related to audit or accounting matters will be forwarded to the Audit Committee. All reported concerns will be simultaneously reviewed and addressed by our Chief Compliance Officer and General Counsel, or his or her designee (unless he or she is alleged to be involved in the matter at issue). The status of all outstanding concerns addressed to the Board, the non-employee directors or the Audit Committee will be reported to the Board or the Audit Committee (as applicable) on a quarterly basis. The Board or any committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. Our corporate policies prohibit retaliatory action against any employee who raises concerns or questions in good faith about these matters.

     Stockholders wishing to communicate with the Board of Directors, any outside director or the Audit Committee may do so by writing to our Corporate Secretary at 500 North Field Drive, Lake Forest, Illinois 60045. The Corporate Secretary will forward any communications as directed by the stockholder. We maintain a separate, internal system for the receipt of communications from employees.

TRANSACTIONS WITH RELATED PERSONS

     The Board of Directors has adopted its Policy and Procedures for Transactions with Related Persons. As a general matter, the policy requires the Audit Committee to review and approve or disapprove the entry by us or our subsidiaries into certain transactions with related persons. The policy only applies to transactions, arrangements and relationships where the aggregate amount involved could reasonably be expected to exceed $120,000 in any calendar year and in which a related person has a direct or indirect interest. A related person is:

     - any director, nominee for director or executive officer of our company;

     - any immediate family member of a director, nominee for director or executive officer; and

     - any person, and his or her immediate family members, or entity, including affiliates, that was a beneficial owner of five percent or more of any of our outstanding equity securities at the time the transaction occurred or existed.

     If advance approval of a transaction subject to the policy is not obtained, it must be promptly submitted to the committee for possible approval, amendment, termination or rescission. In reviewing any transaction, the committee will take into account, among other factors the committee deems appropriate, whether the transaction is on terms no less favorable than terms generally available to a third party in similar circumstances and the extent of the related person's interest in the transaction. The Board of Directors has delegated to the chair of the committee the authority to approve, disapprove or ratify any transaction with a related person in which the aggregate amount involved is expected to be less than $1,000,000.

     The policy provides that the following transactions are pre-approved for the purposes of the policy:

     - Employment of executive officers and compensation of directors and executive officers that is otherwise being reported in our annual proxy statement (as these transactions are otherwise subject to approval by the Board of Directors or one of its committees);

     - A transaction where the related person's only interest is as an employee, director or owner of less than 10% of the other company's shares, and if the transaction involves the sale of purchase or sale of goods or services, the annual sales to or purchases from our company are less than 1% of the annual consolidated revenue for both our company and the other company, or, if the transaction involves lending or borrowing, the total amount of either company's indebtedness is less than 1% of the total consolidated assets of the indebted company;

     - Contributions to charitable organizations, foundations or universities at which a related person's only relationship is as an employee, director or trustee, if the aggregate amount does not exceed 1% of the charitable organization's total annual receipts;

     - Transactions where the related person's only interest arises solely from the ownership of our company's common stock, and where all stockholders of our company receive benefits on a pro rata basis;

     - Transactions involving competitive bidding;

     - Transactions where the related person renders services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

     - Transactions involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and beneficial owners of 10 percent or more of a registered class of our equity securities to file with the SEC initial reports of beneficial ownership (Form 3) and reports on changes in beneficial ownership (Form 4 or 5). SEC rules adopted pursuant to Section 16(a) require that such persons furnish us with copies of all such forms they file with the SEC.

     Based solely upon our review of such forms furnished to us during 2006, and upon the written representations received by us from certain of our directors and executive officers that no Forms 5 were required, we believe that our directors, executive officers and 10% or greater stockholders complied with all
Section 16(a) filing requirements on a timely basis during 2006.

                           OWNERSHIP OF COMMON STOCK

MANAGEMENT

     The following table shows, as of March 13, 2007, the number of shares of our common stock, par value $.01 per share (the only class of voting securities outstanding), beneficially owned by: (1) each director and nominee for director;
(2) each person who is named in the Summary Compensation Table, below; and (3) all directors and executive officers as a group.

                                                        SHARES OF
                                                       COMMON STOCK     PERCENT OF
                                                          OWNED        COMMON STOCK
                                                       (1)(2)(3)(4)    OUTSTANDING
                                                       ------------    ------------
DIRECTORS
---------
Charles W. Cramb.....................................      24,475         *
M. Kathryn Eickhoff-Smith............................      42,374         *
Frank E. Macher......................................      42,804         *
Roger B. Porter......................................      46,652         *
David B. Price, Jr. .................................      75,824         *
Dennis G. Severance..................................      44,804         *
Gregg Sherrill.......................................     180,000         *
Paul T. Stecko.......................................      30,796         *
Mitsunobu Takeuchi...................................       7,000         *
Jane L. Warner.......................................      14,502         *

NAMED EXECUTIVE OFFICERS
------------------------
Timothy R. Donovan...................................      35,569         *
Hari N. Nair.........................................     224,116         *
Kenneth R. Trammell..................................     164,670         *
Neal Yanos...........................................     114,380         *
All executive officers and directors as a group (20
  individuals).......................................   1,713,556(5)     3.7  %

---------------

 *  Less than one percent.
(1) Each director and executive officer has sole voting and investment power over the shares beneficially owned (or has the right to acquire shares as described in note (2) below) as set forth in this column, except for restricted shares.
                                            (Notes continued on following page.)

(2) Includes restricted shares. At March 13, 2007, Ms. Eickhoff-Smith and Messrs. Donovan, Nair, Sherrill, Trammell and Yanos held 22,203, 28,000, 28,000, 180,000, 26,000 and 18,666 restricted shares, respectively. At March 13, 2007, each outside director, other than Ms. Eickhoff-Smith (described above) and Mr. Takeuchi, held 3,500 restricted shares. At March 13, 2007, Mr. Takeuchi held 7,000 restricted shares. Also includes shares that are subject to options that are exercisable within 60 days of March 13, 2007 for Ms. Eickhoff-Smith, Ms. Warner and Messrs. Cramb, Macher, Porter, Price, Severance, Stecko, Nair, Trammell and Yanos to purchase 10,000, 6,502, 16,475, 32,500, 35,000, 35,000, 32,500, 10,000, 171,667, 108,750 and 67,834
    shares, respectively.

(3) Each of the individuals listed in the table owns less than 1% of the outstanding shares of our common stock, respectively, except for all directors and executive officers as a group, who beneficially own approximately 3.7% of the outstanding common stock.

(4) For outside directors, does not include common stock equivalents received in payment of director fees. These common stock equivalents are payable in cash or, at our option, shares of common stock after an outside director ceases to serve as a director. At March 13, 2007, the total number of common stock equivalents held by Ms. Eickhoff-Smith, Ms. Warner and Messrs. Cramb, Macher, Porter, Price, Severance, Stecko and Takeuchi was 25, 618, 5,232, 19,935, 17,816, 68,189, 43,416, 46,181, 43,416 and 2,665, respectively.

(5) Includes 907,912 shares that are subject to options that are exercisable within 60 days of March 13, 2007 by all executive officers and directors as a group. Includes 422,091 restricted shares.

CERTAIN OTHER STOCKHOLDERS

     The following table sets forth, as of March 13, 2007, certain information regarding the persons known by us to be the beneficial owner of more than 5% of our outstanding common stock (the only class of voting securities outstanding).

                                                    SHARES OF
NAME AND ADDRESS                                   COMMON STOCK    PERCENT OF COMMON
OF BENEFICIAL OWNER(1)                               OWNED(1)      STOCK OUTSTANDING
----------------------                             ------------    -----------------
Franklin Advisers, Inc.(2).......................   2,333,270                   5.1%
  One Franklin Parkway
  San Mateo, California 94403-1906
Jeffrey L. Gendell and various entities related
  to Tontine Capital Management, L.L.C.(3).......   3,132,450                   6.8%
  55 Railroad Avenue
  Greenwich, Connecticut 06830

                                            (Notes continued on following page.)

---------------

(1) This information is based on information contained in filings made with the SEC regarding the ownership of our common stock.

(2) Franklin Advisers, Inc. has sole voting power for 2,318,470 shares and sole dispositive power for 2,333,270 shares. Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. disclaimed beneficial ownership of the shares.

(3) Tontine Capital Management, L.L.C. has shared voting power and shared dispositive power with Tontine Capital Partners, L.P. with respect to 2,747,050 shares. Tontine Overseas Associates, L.L.C. has shared voting power and shared dispositive power with respect to 385,400 shares. Jeffrey
    L. Gendell is the managing member of Tontine Overseas Associates, L.L.C. and Tontine Capital Management, L.L.C., which is the general partner of Tontine Capital Partners, L.P.
                                            (Notes continued on following page.)

                             EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

     INTRODUCTION

     Our executive compensation philosophy, policies, plans and programs are under the supervision of the Compensation/Nominating/Governance Committee of our board of directors. In late 2005, the committee formed an Executive Compensation Subcommittee, which is responsible for making executive compensation determinations with respect to stock options and other equity-based compensation that may qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended. For a description of the composition, authority and responsibilities and ability to delegate of the committee and subcommittee, see "Corporate Governance -- The Board of Directors and Its Committees -- Compensation/Nominating/Governance Committee and Subcommittee." Unless the context requires otherwise, in this Compensation Discussion and Analysis when we refer to the "committee," we are also referring to the subcommittee with respect to performance-based compensation under Section 162(m), and when we refer to "executives," we are referring to the executive officers whose compensation is shown in this proxy statement under "-- Summary Compensation Table."

     COMPENSATION PROCESS

     In determining competitive compensation, the committee engages a nationally recognized, independent compensation consulting firm that reports directly to the committee. For more information regarding this consulting firm and the scope of its assignment, see "Corporate Governance -- The Board of Directors and Its Committees -- Compensation/Nominating/ Governance Committee and Subcommittee." For our Chief Executive Officer, the consulting firm generally provides market data regarding salary, bonus targets and equity-based awards, and provides counsel directly to the committee as it makes decisions with respect to compensation. For the other executives, our management formulates the initial recommendations regarding salary, bonus targets and equity-based awards. The committee reviews the recommendations, in consultation with the consulting firm, in light of market data prepared by the consulting firm. For other forms of compensation and benefits, management generally makes initial recommendations that are reviewed by the committee in consultation with the consulting firm as appropriate.

     COMPENSATION OBJECTIVES

     The basic philosophy underlying our executive compensation policies, plans and programs is that (1) executive and stockholder financial interests should be aligned as closely as possible, and (2) compensation packages should be based on delivering pay in line with performance.

     Accordingly, our executive compensation program has been structured to:

     - Reinforce a results-oriented management culture with executive pay that varies according to performance.

     - Focus executives on annual and long-term business results with the overarching goal of enhancing stockholder value.

     - Align the interests of our executives and stockholders through equity-based compensation awards.

     - Provide executive compensation packages that attract, retain and motivate executives of the highest qualifications, experience and ability.

     Based on these objectives, our executive compensation program is designed to provide competitive levels of compensation derived from several sources: salaries; annual cash incentive awards; stock ownership opportunities through stock options and restricted stock; and stock equivalent units. We also offer other benefits typically offered to executives by major U.S. corporations, including defined benefit retirement plans (future benefit accruals under which were substantially eliminated for senior management in 2006 as described below), defined contribution retirement plans, perquisites, employment agreements (in limited cases), severance and change-in-control benefits and welfare benefits.

     Our policy is to provide salary, annual cash incentive payments and equity-based incentive compensation to executives based on performance that is competitive and at market levels with comparable companies when financial and qualitative targets are met. In making its determinations regarding these elements of compensation, the committee regularly reviews data regarding compensation practices at other companies that it determines to be relevant to compensation matters affecting our company. Historically, we have not regularly engaged in any form of benchmarking regarding other elements of compensation. As described below, however, we did examine some benchmarking data in connection with our 2006 decision to substantially eliminate future accruals to our defined benefit retirement plans.

     The benchmarking information we use in establishing salary, annual cash incentive payments and equity-based incentive compensation typically includes data regarding companies believed to be comparable to our company in terms of industry (automotive parts manufacturing) and/or size (total revenues, number of employees, capitalization or other factors). For 2006, the committee examined specific data regarding a comparison group of nineteen companies selected to reflect a balance of automotive sector and other traditional manufacturing companies.(1) The data was weighted based on the size of revenues of the comparison companies. In addition, the committee reviewed aggregate data regarding a broad group of durable goods manufacturers (that were not specifically identified to the committee). This data was prepared by the consulting firm and compared average compensation paid by these companies to their executive officers in specified positions to the compensation we pay to executives in the same or similar positions.

     Our compensation program generally provides that, as an executive's level of responsibility increases, a greater portion of his or her potential total compensation is based on corporate performance and varies in accordance with the market price of our common stock. This results in greater potential variability in the individual's total compensation from year-to-year. In designing and administering the components of the executive compensation program, the committee strives to balance short- and long-term incentive objectives and to employ prudent judgment when establishing performance criteria, evaluating performance and determining actual incentive payments.

     DESIGN AND ELEMENTS OF COMPENSATION

     Total Executive Compensation

     Consistent with our compensation objectives described above, our executive compensation program is designed to be typical of the compensation programs that companies of similar size and in similar industries offer to their executive officers. The committee has examined "tally sheets" -- spreadsheets that attempt to capture all elements of an executive's compensation in one quantifiable format -- to understand all elements of executive compensation, although decisions regarding one element of compensation are not specifically tied to decisions regarding other elements of compensation.

     The following is a description of each element of our executive compensation program, along with a discussion of the decisions of and action taken by the committee in 2006 with respect to that aspect of compensation.

     Salary and Bonus/Non-Equity Incentive Plan Compensation

     An executive's basic cash compensation package consists primarily of a base salary, amounts paid in lieu of 401(k) plan contributions and payments under the Tenneco Value Added

---------------

     1 The companies comprising the comparison group for 2006 compensation were:
ArvinMeritor, Inc., BorgWarner Inc., Briggs & Stratton Corporation, Cummins Inc., Dana Corporation, Eastman Chemical Company, FMC Technologies, Inc., The Goodyear Tire & Rubber Company, W.W. Grainger, Inc., Johnson Controls, Inc., Lear Corporation, Lennox International Inc., A.O. Smith Corporation, Steelcase Inc., Stewart & Stevenson Services, Inc., Teleflex Incorporated, Temple-Inland Inc., Whirlpool Corporation and Worthington Industries, Inc.

Incentive Compensation Plan, which we call the TAVA Plan. The TAVA Plan provides for annual discretionary bonuses and annual incentive payments based on the achievement of corporate performance. We offer these elements of compensation because they are customary within our industry.

     Each year, our CEO and senior human resources executive reviews with the committee an annual salary and TAVA Plan target for our executives and other key management personnel (excluding the CEO). The committee approves that plan with changes that the committee deems appropriate. The salary and TAVA Plan target that is developed for each of these executives is based on competitive market data and on the CEO's subjective recommendations regarding the executive's overall contributions. The committee also reviews separately, with the assistance of the consulting firm, and sets the salary and TAVA Plan target of the CEO based on competitive market data as well as the committee's assessment of the CEO's past performance and anticipated future contributions. For 2006, the committee specifically considered the CEO's performance against objectives established for 2005 in areas such as execution of our annual operating plan, winning new business awards, debt reduction and implementation of key business processes.

     The 2006 salary levels established for our executives were designed to be, in general, in the 50th percentile range when compared to the salaries set by the companies in the compensation surveys reviewed by the committee as described above. For 2006, the committee's standard executive merit increase was 3.5%, although its average executive merit increase was 8.2% due to promotions of certain executives and the implementation of the overall 50th percentile design described above. The TAVA Plan target payment levels established for our executives for 2006 were also designed to be, in general, in the 50th percentile range when compared to target levels for similar payments set by the companies in the compensation surveys reviewed by the committee. However, under the TAVA Plan our executives had the opportunity to earn payouts above or below the targeted 50th percentile based on our corporate performance.

     Annual performance goals for the TAVA Plan are generally developed, initially, by Stern Stewart & Co., an independent consulting firm with expertise in EVA-based incentive programs. The firm's recommended performance goals are reviewed by the committee. The committee approves the goals with any changes the committee determines appropriate. At the conclusion of each year, the committee approves incentive award payments to executives based on the degree of achievement of the goals established for that year and on judgments of performance as follows: (i) 75% of an individual's award is tied to our corporate achievement of pre-established EVA(R) objectives, and (ii) 25% of an individual's award is based on the committee's discretionary determination of corporate performance. EVA is after-tax operating profit minus the annual cost of capital and is a registered trademark of Stern Stewart & Co.

     For years prior to 2006, the 75% portion of an individual's payout under the TAVA Plan that was tied to EVA performance was calculated as follows: Each year, the individual's "bonus bank" under the TAVA Plan -- which is the amount (if any) of awards declared in prior years but not yet paid -- was credited with an accrual equal to 75% of his or her total TAVA Plan target multiplied by a corporate performance factor. This performance factor, which could be positive or negative, was based upon our corporate EVA performance against the committee's pre-established goal. For any year, an individual's payout was equal to the sum of: (i) his or her EVA-based award for that year, if positive (but not exceeding 120% of the portion of his or her TAVA Plan target tied to EVA performance), plus (ii) one-third of the individual's remaining bonus bank as of the end of that year, if any. The declared award, as well as the value of an individual's bonus bank reserve account, could be positive or negative. Except for certain circumstances, such as disability, death or retirement, any bonus bank is forfeited when an individual terminates employment.

     In January 2006, the committee amended the TAVA Plan to eliminate the bonus banking provisions with respect to awards paid for periods beginning January 1, 2006. We did this largely in response to new legislation which imposed significant new rules, regulations and limitations on deferred compensation. As a result, our executives now receive their full EVA-based payout for any year within 2 1/2 months after the end of that year. Amounts credited to individual bonus banks for prior periods are being paid out in accordance with the TAVA Plan terms as they existed prior to the amendment, which generally provide for one-third of the bonus bank to be paid each year.

     The 25% portion of an individual's payout that is discretionary under the TAVA Plan is determined by the committee based on factors which take into account, but are not limited to, the relative performance of our company versus our peers in key strategic and operational areas. The factors considered may change from year to year.

     For 2006 performance, awards under the TAVA Plan were declared at approximately 102.5% of the aggregate TAVA Plan targeted amount for each executive. Because the TAVA Plan had a bonus bank feature prior to 2006, individuals also received cash payouts in amounts equal to one-third of their remaining bonus bank.

     As described above, our corporate performance against EVA objectives accounted for 75% of each executive's 2006 TAVA Plan award. Our EVA performance for 2006 resulted in this portion of executives' TAVA Plan awards being declared at 100% of the executives' 2006 EVA-based target. Payout of the remaining 25% of each executive's TAVA Plan award is discretionary and was established by the committee based on the various subjective factors described above. Weighing these factors, the committee determined that the 25% discretionary portion of each executive's TAVA Plan award would be declared at 110% of the targeted amount. After giving effect to the 2006 payouts to eligible participants, an aggregate of approximately $0.4 million remained credited to the bonus bank for executives under the TAVA Plan.

     In making its determinations regarding the discretionary portion of 2006 bonuses, the committee considered in particular our strong financial performance during 2006 in light of challenging operating conditions, including the nine percent decrease in North American production of SUVs and light trucks during 2006 and our former Chief Executive Officer's resignation in July 2006.

     During our search for our new Chief Executive Officer, four of our executives -- Messrs. Trammell, Donovan, Nair and Yanos -- served as a committee that performed the functions of the chief executive. This committee was known as the Office of the Chief Executive. In recognition of these executives' contributions to this committee, they were awarded an additional bonus of $50,000 each.

     Long-Term and Stock-Based Incentives

     Our long-term and stock-based incentive plans have been designed to align a significant portion of executive compensation with stockholder interests. The current plan -- the 2006 Long-Term Incentive Plan -- permits a variety of awards including stock options, restricted stock, stock equivalent units and performance units.

     These awards are based on an analysis of competitive levels of similar awards. As an individual's level of responsibility increases, a greater portion of variable performance-related compensation will be in the form of long-term and stock-based awards.

     The committee has implemented a long-term and stock-based compensation program for our executives that is comprised of (1) stock options which generally vest in 1/3 increments over three years, (2) awards of restricted stock which vest in 1/3 increments over three years, and (3) cash-settled stock equivalent units which were originally awarded in 2004 and were payable in cash in 1/3 increments after the end of each of 2004, 2005 and 2006 based on the achievement of EVA and stock price performance targets. Our former CEO, Mark Frissora, received only annual stock equivalent unit awards, as the committee wanted to have the opportunity to annually evaluate award size and structure. Each year, the committee reviews previously granted long-term and stock based awards for our executives, typically at its meeting held in January.

     In January 2006, the committee granted awards of the type described above to our executives as set forth under the "Executive Compensation" section of this Proxy Statement. In making its award determinations for 2006, the committee noted in particular our success in winning new business awards during 2005, a $40 million reduction in long-term debt during 2005 and the achievement of cost savings through the ongoing implementation of Lean, Six Sigma and other key business processes. Based on the committee's assumptions regarding future corporate performance, interest rates and other factors, the 2006 grants were designed to place our executives at approximately the 50th percentile range when compared to the value of similar awards granted by peer companies to their executives. Our executives had the opportunity for the value actually realized from these awards to be above or below the 50th percentile based on our corporate performance.

     For 2006 performance, the annually scheduled cash payout under the stock equivalent unit awards described above was made in early 2007. Based on our achievement of corporate EVA and stock price appreciation targets established for 2006, award holders received cash payouts equal to approximately 39.1% of the maximum amount they could have been paid for 2006 under the stock equivalent awards based on stock price appreciation over the measurement period of 14.2%. For the executives to receive payouts at the 100% level, our stock price needed to increase by 140% over the measurement period.

     Allocation Among Forms of Compensation

     In general, we allocate between currently paid compensation and long-term compensation (excluding retirement benefits) based on the benchmarking data analyzed by the committee as described above. Our preference in establishing equity-based incentives is to deliver as much value in awards that result in the issuance of stock as is possible (specifically, options and restricted stock). However, since emerging as a stand alone company in 1999, we have been constrained in the amount of stock available for issuance under our equity incentive plans. As a result, we use the stock equivalent unit awards to deliver to our executives the overall value we intend to deliver based on the benchmarking described above, payable in cash rather than stock. Awards deliverable in stock are then allocated between options and restricted stock in line with the market data described above.

     Actual Versus Targeted Compensation Levels

     As a result of our corporate performance in 2006, our executives' salary, TAVA Plan payments and equity-based awards placed them at approximately the 70th percentile when compared to total compensation of similar types paid to executives by the companies in the compensation surveys reviewed by the committee.

     Employment Agreements

     For 2006, we had three executives with employment agreements that established various terms and conditions of their employment as described under "-- Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table -- Employment Agreements." All of these agreements were entered into in connection with the series of transactions in 1999 that resulted in the separation of Tenneco Inc.'s automotive, packaging and administrative services businesses. In late 1999, we emerged as an independent, stand-alone public company focused solely on our automotive operations. The separation transactions caused substantial changes in our management, as the senior management of the automotive operations became the executive officers of our company and the previous executive officers resigned. In addition, the separation transactions left us with a highly leveraged balance sheet in an extremely competitive industry that has, historically, faced cycles of exceptionally difficult operating conditions.

     In the face of these challenges, we recognized the importance of ensuring the continuation of top-notch managerial talent and the risk our executives were taking in light of our balance sheet and the cyclicality of the automotive industry. As a result, we entered into the employment agreements described above with those who were, at the time, our top eight executive officers. In addition to our recognition of the importance of these agreements as a recruiting and retention tool, they were consistent with the types of employment agreements historically offered by the consolidated Tenneco Inc. and were viewed as customary. Since then, five of these officers have left our employ and, in most cases, other managers have been promoted into positions vacated by them. We have not, however, extended these type of employment agreements to these employees, except with respect to our new Chief Executive Officer who was hired in January 2007.

     In January 2007, Gregg Sherrill joined us as our Chief Executive Officer. We entered into an employment agreement with him that is described under "-- Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table -- Employment Agreements." We offered him an employment agreement because we believe such agreements are customary for chief executive officers and necessary to attract the highest quality candidates.

     Retirement Plans

     For those hired before April 1, 2005, we offered defined benefit retirement plans to our executives that we believed were customary for the automotive industry and were consistent with similar plans maintained by the consolidated Tenneco Inc. prior to our becoming a stand-alone public company in 1999. These plans included a customary tax-qualified retirement plan that provided benefits as described under "-- Post Employment Compensation." In addition, we maintained a supplemental executive retirement plan, which we call the "SERP," that provided benefits as described under "-- Post Employment Compensation -- Tenneco Supplemental Retirement Plan."

     We also offer customary, tax-qualified defined contribution retirement (ESOP/401(k)) plans that provide benefits as described under "-- Summary Compensation Table." We provide a 50% company match on an executive's contributions (up to 8% of salary), which we established to be in line with prevailing practices for major U.S. corporations. As to executives hired on or after April 1, 2005, we also provide an additional 2% company contribution. We established this company contribution when we closed our defined benefit retirement plans to new participants in 2005. We decided to do this because, in general, our industry has been eliminating traditional defined benefit retirement plans from compensation packages being offered to new employees.

     At the time of the 1999 separation transactions, five employees were considered to be of key importance to our successful transition to being a stand-alone company and were granted participation in a key executive pension plan, which we call the "KEPP." The KEPP provided benefits as described under "-- Post Employment Compensation -- Tenneco Supplemental Pension Plan." We modeled the KEPP after the key executive pension plan maintained by the former consolidated Tenneco Inc. prior to the separation transactions.

     In August 2006, we froze, effective December 31, 2006, our defined benefit retirement plans for certain employees and replaced them with additional benefits under defined contribution retirement plans. Prior earned benefits under the defined benefit retirement plans were, however, preserved. With the exception of certain officers who had employment contracts providing for specified benefits (all of whom voluntarily accepted a benefits reduction as described below), this freeze impacted all U.S.-based salaried employees (including executives) and non-union hourly employees who participated in any of the plans.

     To address the loss of future benefits associated with the freeze, we amended our existing qualified defined contribution retirement plans, effective January 1, 2007, to provide for additional annual company contributions in amounts that increase with the employee's age. These additional contributions, which we refer to as "DB Replacement Contributions," are payable for each employee who ceased to accrue benefits or whose benefits were otherwise modified under any defined benefit retirement plan in connection with the freeze. In addition, effective January 1, 2007 there will be a new, unfunded non-qualified defined contribution retirement plan. In general, our executives and other senior managers will be eligible to participate in this new plan, with allocations under the plan calculated the same as under the applicable existing defined contribution retirement plan (as amended), except that (i) the compensation limit in Section 401(a)(17) of the Internal Revenue Code will be disregarded and awards under the TAVA Plan or any successor plan will be included in calculating compensation, and (ii) there will be an offset for the DB Replacement Contributions.

     We decided to freeze our defined benefit retirement plans consistent with an industry trend towards eliminating traditional defined benefits. We decided to offer additional defined contribution retirement benefits to remain competitive in the overall employment marketplace. Specifically, the committee reviewed information presented by Buck Consultants, a pension actuarial firm, regarding the industry trends in retirement compensation, the cost savings to our company of a revised retirement compensation structure and the degree of benefit replacement to be achieved through new defined contribution retirement plans.

     Three of our executive officers -- Timothy R. Donovan, Hari N. Nair and Timothy E. Jackson -- had employment agreements that provided for their participation in the SERP and/or KEPP. As a result, we did not freeze the KEPP and SERP for these officers. Instead, each individual officer voluntarily agreed to a reduction in his retirement benefit payable under those plans and to an offset to benefits payable under those plans for DB Replacement Contributions received under the existing or new defined contribution plans. The benefits reduction increases to a maximum of 5% of the benefit that would have otherwise been paid, depending on the officer's age at retirement.

     One of our executive officers -- Mr. Richard P. Schneider -- had achieved maximum service under the KEPP when we froze our defined benefits. We amended the KEPP to provide, as an offset to Mr. Schneider's benefits, the value of any DB Replacement Contributions he receives.

     Perquisites

     Each of our executives receives a modest perquisite allowance designed to avoid any discussion regarding specific perquisites for specific individuals. Each executive may spend his perquisite allowance on those items he deems appropriate.

     Severance Benefits

     We provide severance benefits to enable us to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern that their job security or benefit entitlements will be jeopardized by a reduction in force or other termination that is not for cause.

     If any of our executives with an employment agreement is terminated by us other than in connection with a change-in-control or for death, disability or nonperformance of duties, he will be paid two times the total of his then current salary and bonus for the immediately preceding year, all outstanding stock-based awards will be vested, subject to approval by our board of directors, his stock options will remain exercisable for at least 90 days and he will receive one year of post-termination health and welfare benefits. We established these severance benefits at the time of the 1999 separation transaction based on the severance offered by the former consolidated Tenneco Inc. We viewed these benefits as customary and a key element of the recruiting and retention of executives at the time in light of company and industry specific factors. See "-- Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table -- Employment Agreements."

     For other executives who do not have employment agreements, we maintain a Severance Benefit Plan that applies to all salaried, full-time employees with at least one month of service who are terminated by us in connection with a reduction in force or similar layoff. The benefits payable under this plan are described under "-- Other Potential Post-Employment Compensation -- Other Severance Benefits." This plan was originally adopted in the 1990s based on prevailing practices at other major U.S. corporations and, after several amendments, we continue to believe it reflects these prevailing practices.

     Change-in-Control Plan

     We maintain a Change-in-Control Severance Benefit Plan for Key Executives to enable us to retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern that their job security or benefit entitlements will be jeopardized by a "change-in-control" of our company. Benefits are payable under the plan as described in "-- Other Potential Post-Employment
Compensation -- Change in Control Severance Benefit Plan for Key Executives."

     We adopted the plan in connection with the 1999 separation transactions based substantially on the change-in-control benefits offered by the former consolidated Tenneco Inc. We viewed these benefits as a key element of the recruiting and retention of executives and other senior management at the time in light of company and industry specific factors.

     Relocation and Expatriate Compensation

     For those of our executives on overseas assignments, we provide an expatriate package and relocation expenses at the end of the assignment. We determine the amount of our expatriate and relocation packages in accordance with prevailing practices identified in national surveys. We believe this compensation is customary in connection with U.S. citizens who accept foreign assignments.

     Welfare Benefits

     In addition to the compensation described above, we offer executives welfare benefits that we believe are customary for our industry such as health, life and disability insurance benefits.

     EQUITY AWARD POLICY

     We have adopted a formal policy regarding compensatory awards in the form of our common stock or any common stock derivative, such as options, stock appreciation rights and stock equivalent units.

     Under the policy, in general, equity awards must be approved by the committee or the full board of directors. Typically, the committee will make annual awards that it determines to be appropriate at its meeting held in January. The committee also has the authority to make interim awards in its discretion. The strike price of any option or stock appreciation right must be the fair market value of a share of our common stock on the date of grant.

     Our policy also permits a committee of management to make awards in certain cases. The management committee consists of our Chief Executive Officer, General Counsel and Senior Vice President of Global Administration (or their respective designees). The management committee has to the authority to make equity awards to (i) newly hired employees and (ii) employees who are promoted during the course of a year. The awards can be made only in amounts necessary to provide the employee with awards consistent with the amount of awards most recently made to employees of the same salary grade level, pro-rated based on when the employee was hired or promoted. The awards are pro-rated to and take effect on the first day of the calendar quarter beginning after the employee's hire or promotion date, as applicable, and any strike price for an option or stock appreciation right will be the fair market value of a share of our common stock on that date. The total number of shares that can be issued under awards granted by the management committee is 100,000. The management committee is not authorized to make awards to new or promoted employees whom we would typically consider to be at the most senior management or executive officer level.

     STOCK OWNERSHIP GUIDELINES

     We maintain stock ownership guidelines that apply to all directors and most of our executive officers. The requirements are determined as a multiple of the officer's base salary or, in the case of a non-management director, his or her board of directors retainer fee and then converted to a fixed number of shares. The individual guidelines are:

     5x annual base salary for Chairman/Chief Executive Officer;
     3x annual retainer fee for Non-Management Members of the Board of Directors; and
     3x annual base salary for Sr. Vice Presidents and Executive Vice
     Presidents.

     That product is divided by our closing common stock price on January 31, 2005.

     Once established, a participant's guideline generally does not change as a result of changes in his or her base salary (or retainer fee) or fluctuations in our common stock price. The committee may, however, from time to time, reevaluate and revise participants' guidelines to give effect to changes in our common stock price or capitalization.

     Our stock that counts towards satisfaction of the guidelines includes (i) shares owned outright by the participant or his or her immediate family members residing in the same household; (ii) stock held in our 401(k) plans; (iii) restricted stock issued and held as part of an officer's long term compensation, whether or not vested; (iv) shares underlying vested stock options; and (v) shares acquired upon stock option exercises that the participant continues to hold.

     The committee has the authority to review each participant's compliance (or progress towards compliance) with the guidelines from time to time. In its discretion, the committee may impose conditions, restrictions or limitations on any non-compliant participant as the committee determines to be necessary or appropriate.

     IMPACT OF REGULATORY REQUIREMENTS ON COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a publicly-traded corporation may deduct for compensation paid to the Chief Executive Officer or one of the company's other four most highly compensated executives who is employed on the last day of the year. Non-discretionary "performance-based compensation," as defined under Internal Revenue Service rules and regulations, is excluded from this $1 million limitation.

     In late 2005, the committee established the Executive Compensation Subcommittee, comprised of all committee members except Mr. Stecko. The subcommittee considers and approves compensation for the Chief Executive Officer and our other executive officers that is intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code.

     Our compensation programs are structured to support organizational goals and priorities and stockholder interests. The committee has not in the past had, and does not currently have, a policy requiring all compensation to be deductible under Section 162(m). Amounts payable under the TAVA Plan do not qualify for the performance-based compensation exemption under Section 162(m), as the committee retains discretion in making bonus awards. In addition, the TAVA Plan was not submitted to stockholders for approval. Additionally, our restricted stock is not considered performance-based compensation under Section 162(m) because it vests on the basis of the individual's continued employment over a defined period of time. The subcommittee makes grants of stock equivalent units and stock option awards that are generally designed to incorporate the applicable requirements for "performance-based compensation" under IRS rules and regulations. However, we seek to preserve the tax deductibility of executive compensation only to the extent practicable and consistent with our overall compensation philosophies.

     We do not make compensation determinations based on the accounting treatment of any particular type of award.

     SUMMARY

     In addition to its stated policies and its written charter, the committee's guidelines are evolving to include compensation practices that:

     -- Promote creativity, innovation and calculated risk-taking to achieve outstanding business results.

     -- Encourage reward systems that are simple, credible and common across all segments of the organization.

     -- Make our company a great place to work that values diversity and inclusiveness in order to attract world-class employees at all levels around the globe.

     The committee believes that the caliber and motivation of management and the leadership of its Chief Executive Officer are critical factors in our ability to achieve sustainable competitive advantage, which should result in maximum stockholder value. The committee will continue to emphasize long-term and stock-based incentives for executives as the most important component of total compensation.

SUMMARY COMPENSATION TABLE

     The following table shows the compensation that we paid, for 2006, to: (1) our former Chief Executive Officer, who resigned in July 2006; (2) our Chief Financial Officer; and (3) each of our next three most highly compensated executive officers who were serving at the end of 2006 based on total compensation less the increase in actuarial value of defined benefits and any above market or preferential earnings on non tax-qualified deferred compensation. We refer to these individuals collectively as the "Named Executives." The table shows amounts paid to the Named Executives for all services provided to our company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                                     NON-EQUITY      CHANGE IN
                                                                             STOCK      OPTION     INCENTIVE PLAN     PENSION
                                                      SALARY    BONUS(1)   AWARDS(2)   AWARDS(2)   COMPENSATION(3)    VALUE(4)
NAME AND PRINCIPAL POSITION                   YEAR     ($)        ($)         ($)         ($)            ($)            ($)
---------------------------                   ----   --------   --------   ---------   ---------   ---------------   ----------
Mark P. Frissora(6).........................  2006   $486,080   $     --   $(398,041)  $152,934       $     --       $  118,474
 Chairman, CEO and President
Kenneth R. Trammell.........................  2006    395,000    125,075     719,400    109,857        204,750          121,254
 Executive Vice President and CFO
Timothy R. Donovan(7).......................  2006    439,662    125,075     777,355    120,733        204,750          508,697
 Executive Vice President and General
 Counsel
Hari Nair...................................  2006    414,000    125,075     777,355    120,733        204,750          127,743
 Executive Vice President and President,
 International
Neal Yanos..................................  2006    327,484    111,325     639,983     80,899        167,250          103,785
 Senior Vice President/General Manager North
 American Original Equipment Ride Control
 and Aftermarket


                                                 ALL OTHER
                                              COMPENSATION(5)     TOTAL
NAME AND PRINCIPAL POSITION                         ($)            ($)
---------------------------                   ---------------   ----------
Mark P. Frissora(6).........................     $130,305       $  489,752
 Chairman, CEO and President
Kenneth R. Trammell.........................       46,229        1,721,565
 Executive Vice President and CFO
Timothy R. Donovan(7).......................       48,831        2,225,103
 Executive Vice President and General
 Counsel
Hari Nair...................................      256,678        2,026,334
 Executive Vice President and President,
 International
Neal Yanos..................................       43,602        1,474,328
 Senior Vice President/General Manager North
 American Original Equipment Ride Control
 and Aftermarket

---------------

(1) The amounts under the column entitled "Bonus" in the table above are comprised of the discretionary portion of the Named Executive's bonus under our TAVA Plan. See "-- Compensation Discussion and Analysis -- Salary and Bonus/Non-Equity Incentive Plan Compensation." In addition, the bonus amounts for Messrs. Trammell, Donovan, Nair and Yanos include $50,000 paid to each of these Named Executives for serving in the Office of the Chief Executive, the executive committee we formed to oversee the company during our search for a new Chief Executive Officer, during 2006.

(2) See note 8 to our consolidated financial statements for the year ended December 31, 2006 for a description of how we compute this value. During 2006, amounts reflected for Mr. Frissora give effect to his forfeiture of the following awards in connection with his resignation in July 2006: options to purchase 25,000 shares and 75,000 shares of restricted stock granted on January 20, 2004, options to purchase 50,000 shares and 50,000 shares of restricted stock granted on January 17, 2005, options to purchase 70,000 shares and 70,000 shares of restricted stock granted on January 16, 2006 and 150,000 stock equivalent units granted on January 16, 2006.

(3) Reflects only earnings for services during 2006, and no earnings on outstanding awards.
                                            (Notes continued on following page.)

(4) As described below under "Post-Employment Compensation," we have traditionally maintained defined benefit and supplemental pension plans for our senior management (although future benefit accruals were frozen for most employees as of December 31, 2006 as described below under "-- Post-Employment Compensation -- 2006 Changes in Defined Benefits"). The amount for each Named Executive in the table above reflects solely the change in actuarial present value of the Named Executive's accumulated benefit under all defined benefit plans from September 30, 2005 to September 30, 2006.

(5) The amounts under the column entitled "All Other Compensation" in the table above are comprised of the following:

                                                                                                          REGISTRANT
                                                     PERQUISITES                                         CONTRIBUTIONS
                                                      AND OTHER      EARNINGS ON                          TO DEFINED
                                                      PERSONAL        DEFERRED              TAX          CONTRIBUTION
      NAME                                           BENEFITS(A)   COMPENSATION(B)   REIMBURSEMENTS(C)     PLANS(D)      OTHER(E)
      ----                                           -----------   ---------------   -----------------   -------------   --------
      Mr. Frissora.................................    $91,129          $  0              $19,733           $8,800       $10,643
      Mr. Trammell.................................     30,384             0                  116            7,500         8,229
      Mr. Donovan..................................     30,384           849                  116            8,800         8,682
      Mr. Nair.....................................     83,536             0              156,582            7,500         9,060
      Mr. Yanos....................................     30,384             0                  118            7,500         5,600

     --------------------

     (a) Perquisites and other personal benefits consist of: (a) for Mr. Frissora, perquisite allowance ($40,000), gifts and the value of travel and spousal travel; (b) for Mr. Trammell, perquisite allowance ($30,000) and gifts; (c) for Mr. Donovan, perquisite allowance ($30,000) and gifts; (d) for Mr. Nair, perquisite allowance ($30,000) and costs and expenses relating to his expatriate assignment, such as home travel, cost of living allowances and automobile benefits ($38,536), gifts and the value of other travel ($14,616); and (e) for Mr. Yanos, perquisite allowance of ($30,000) and gifts. For purposes hereof, such perquisites and personal benefits are valued at their aggregate incremental cost to our company based on the following methodology: since each of the perquisites involved actual cash expenditure by our company, that cash expenditure is what is reflected as the value of the perquisites.

     (b) We maintain unfunded, non-qualified deferred compensation plans pursuant to which our senior management may elect to defer receipt of all or a specified portion of their incentive compensation. The plans provide participants with various investment options, including stock equivalent units of our common stock, and their deferrals are credited (or debited) as if funds had actually been invested in the option selected. Amounts credited under the plans are paid in a single lump sum as soon as practicable after the participant's death or termination, or on the date otherwise specified in the participant's deferral election. However, for amounts deferred by the Named Executives that are subject to the recently adopted rules under Section 409A of the Internal Revenue Code, no payment may be made earlier than six months after the executive's separation from service with our company. The amount reflected in the table above represents
                                            (Notes continued on following page.)

         the increase in the executive's deferred compensation account for 2006 based on his selected investment alternative.

     (c) In the case of Mr. Nair, substantially all of the tax reimbursements relate to his expatriate assignment.

     (d) For 2006, we offered retirement benefits to our senior management though a 401(k) savings plan entitled the Tenneco Employee Stock Ownership Plan for Salaried Employees. Under the plan, subject to limitations in the Internal Revenue Code, participants may elect to defer up to 75% of their salary through contributions to the plan, which are invested in selected mutual funds or used to buy our common stock. We match in cash 50% of each employee's contribution up to eight percent of the employee's salary. As to executives hired after April 1, 2005 (when we closed our defined benefit plans to new participants), we provide an additional 2% company contribution. All contributions vest immediately. This plan will continue in effect for 2007. In addition, as described below under "-- Post-Employment Compensation -- 2006 Changes in Defined Benefits," we will implement additional company contributions and a new excess defined contribution plan for 2007 in connection with the December 31, 2006 freezing of our defined benefit plans.

     (e) Represents amounts paid in lieu of matching contributions to our 401(k) plan.

(6) Mr. Frissora resigned in July 2006.

(7) Mr. Donovan resigned in February 2007.

GRANTS OF PLAN-BASED AWARDS DURING 2006

     The following table shows certain information regarding grants of plan-based awards we made to the Named Executives during 2006.

                    GRANTS OF PLAN-BASED AWARDS DURING 2006

                                           ESTIMATED
                                             FUTURE                                ALL OTHER   ALL OTHER
                                         PAYOUTS UNDER       ESTIMATED FUTURE        STOCK       OPTION
                                           NON-EQUITY      PAYOUTS UNDER EQUITY     AWARDS:     AWARDS:     EXERCISE
                                         INCENTIVE PLAN       INCENTIVE PLAN       NUMBER OF   NUMBER OF    OR BASE
                                           AWARDS(1)            AWARDS(2)          SHARES OF   SECURITIES   PRICE OF
                                         --------------   ----------------------   STOCK OR    UNDERLYING    OPTION
                                             TARGET        TARGET      MAXIMUM     UNITS(3)    OPTIONS(3)    AWARDS
NAME                        GRANT DATE        ($)            ($)         ($)          (#)         (#)        ($/SH)
----                        ----------   --------------   ---------   ----------   ---------   ----------   --------
Mr. Frissora..............                  $663,750
                            1/16/2006                     $842,697    $3,707,865
                            1/16/2006                                               70,000
                            1/16/2006                                                            70,000      $21.19
Mr. Trammell..............                   204,750
                            1/16/2006                       28,090       126,405
                            1/16/2006                                               15,000
                            1/16/2006                                                            15,000       21.19
Mr. Donovan...............                   204,750
                            1/16/2006                                               15,000
                            1/16/2006                                                            15,000       21.19
Mr. Nair..................                   204,750
                            1/16/2006                                               15,000
                            1/16/2006                                                            15,000       21.19
Mr. Yanos.................                   167,250
                            1/16/2006                                               10,000
                            1/16/2006                                                            10,000       21.19


                                            GRANT DATE
                            CLOSING PRICE   FAIR VALUE
                              ON GRANT       OF STOCK
                               DATE(4)      AND OPTION
NAME                           ($/SH)         AWARDS
----                        -------------   ----------
Mr. Frissora..............
                                            $1,459,500
                                             1,491,000
                               $21.30          659,400
Mr. Trammell..............
                                                48,650
                                               319,500
                                21.30          141,300
Mr. Donovan...............
                                               319,500
                                21.30          141,300
Mr. Nair..................
                                               319,500
                                21.30          141,300
Mr. Yanos.................
                                               213,000
                                21.30           94,200

---------------

(1) Represents targeted incentive payouts that are paid based on our corporate performance against Economic Value Added ("EVA") goals under the Tenneco Value Added Incentive Plan as described below under "-- Bonus and Non-Equity Incentive Plan Awards." There is no threshold or maximum payout.

(2) Represents awards of stock equivalent units under our 2006 Long-Term Incentive Plan as described below under "-- Stock Awards." For Mr. Frissora, represents his annual award as described in "-- Compensation Discussion and Analysis." For Messrs. Trammell and Yanos, represents a pro-rata award in connection with a promotion designed to increase each individual's overall holdings of stock equivalent units for 2006 to a level commensurate with the level of awards made to executives of the same salary grade when the units were originally awarded in 2004. We are presenting estimates of future payment in dollars rather than units because the awards have a minimum total dollar value that is payable if the EVA-based performance criteria is met (which also is the Compensation/Nominating/ Governance Committee's expectation of future payout if the EVA-based performance criteria is met) and a maximum total value that is payable if stock price performance was well in excess of expectations. See "-- Compensation Discussion and Analysis -- Design and Elements of Compensation -- Long-Term and Stock-Based Incentives."
                                            (Notes continued on following page.)

(3) Represents awards of restricted stock and stock options under our 2006 Long-Term Incentive Plan. One-third of the options and restricted stock vest on each of the first three anniversaries of the grant date.

(4) The difference in the exercise price and closing price on the grant date results from the application of the provisions of our 2006 Long-Term Incentive Plan. The plan requires that options be granted with a strike price equal to the fair market value of a share of our common stock on the date of grant. Fair market value is defined by taking the average of the high and low sales price of our common stock on the date in question.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE AND GRANTS OF
PLAN-BASED AWARDS TABLE

     BONUS AND NON-EQUITY INCENTIVE PLAN AWARDS

     Amounts reflected in the Summary Compensation Table under the column entitled "Bonus" and "Non-Equity Incentive Plan Compensation" are payments under the Tenneco Value Added Incentive Plan ("TAVA Plan"), plus a $50,000 bonus paid to each Named Executive for service in the Office of the Chief Executive. Under the TAVA Plan, (i) 25% of an individual's bonus is based on the Compensation/Nominating/Governance committee's discretionary determination of performance (reflected in the "Bonus" column) and (ii) 75% of an individual's bonus is tied to our achievement of pre-established EVA(R) objectives (represented in the "Non-Equity Incentive Plan Compensation" column).

     Annual performance goals for the TAVA Plan are generally developed, initially, by Stern Stewart & Co., an independent consulting firm with expertise in EVA-based incentive programs. The firm's recommended performance goals are reviewed by the committee. The committee approves the goals with any changes the committee determines appropriate. At the conclusion of each year, the committee approves incentive award payments to executives based on the degree of achievement of the goals established for that year and on judgments of performance as follows: (i) 75% of an individual's award is tied to our corporate achievement of pre-established EVA(R) objectives, and (ii) 25% of an individual's award is based on the committee's discretionary determination of corporate performance. EVA is after-tax operating profit minus the annual cost of capital and is a registered trademark of Stern Stewart & Co.

     For years prior to 2006, the 75% portion of an individual's payout under the TAVA Plan that was tied to EVA performance was calculated as follows: Each year, the individual's "bonus bank" under the TAVA Plan -- which is the amount (if any) of awards declared in prior years but not yet paid -- was credited with an accrual equal to 75% of his or her total TAVA Plan target multiplied by a corporate performance factor. This performance factor, which could be positive or negative, was based upon our corporate EVA performance against the committee's pre-established goal. For any year, an individual's payout was equal to the sum of: (i) his or her EVA-based award for that year, if positive (but not exceeding 120% of the portion of his or her TAVA Plan target tied to EVA performance), plus (ii) one-third of the individual's remaining bonus bank as of the end of that year, if any. The declared award, as well as the value of an individual's bonus bank reserve account, could be positive or negative. Except for certain circumstances, such as disability, death or retirement, any bonus bank is forfeited when an individual terminates employment.

     In January 2006, we amended the TAVA Plan to eliminate the bonus banking provisions with respect to awards paid for periods beginning January 1, 2006. We did this largely in response to new legislation which imposed significant new rules, regulations and limitations on deferred compensation. As a result, our executives now receive their full EVA-based payout for any year within 2 1/2 months after the end of that year. Amounts credited to individual bonus banks for prior periods are being paid out in accordance with the TAVA Plan terms as they existed prior to the amendment, which generally provide for one-third of the bonus bank to be paid each year.

     The 25% portion of an individual's payout that is discretionary under the TAVA Plan is determined by the committee based on factors which take into account, but are not limited to, the relative performance of our company versus our peers in key strategic and operational areas. The factors considered may change from year to year.

     See "-- Compensation Discussion and Analysis" for a discussion of specific determinations under the TAVA Plan for 2006.

     In addition to the payments described above for 2006, $37,102 for Mr. Trammell, $53,083 for Mr. Donovan, $53,083 for Mr. Nair and $30,448 for Mr. Yanos was paid in respect of amounts held in the individual's bonus bank after giving effect to 2005 payments. After giving effect to the 2006 payments reflected above, $74,203, $106,167, $106,167 and $60,896 remained credited to the bonus bank of Messrs. Trammell, Donovan, Nair and Yanos, respectively. Each of Messrs. Frissora and Donovan forfeited his bonus bank when he left our employment.

     STOCK AWARDS

     Amounts reflected in the Summary Compensation Table under the column entitled "Stock Awards" represent awards of restricted common stock and stock equivalent units granted to each Named Executive under our 2006 Long-Term Incentive Plan. See "-- Grants of Plan Based Awards During 2006."

     In general, our restricted stock awards vest one-third per year during the three years after the grant date, subject to the officer's continued employment. One outstanding tranche of awards vests 100% on the third anniversary of the grant date. Holders of restricted shares are entitled to receive dividends if we were to declare and pay them. Subject to the terms of any employment agreement, the unvested portion of these awards is generally forfeited by a participant if his or her employment is terminated other than due to death, disability or retirement Accordingly, each of Messrs. Frissora and Donovan forfeited his unvested awards when he left our employment. All restrictions lapse upon death, disability or retirement.

     Except in the case of Mr. Frissora, stock equivalent unit awards were made at the beginning of 2004 and are earned and payable one-third each year. In each case, stock equivalent units pay out based on the achievement of a corporate performance goal based on EVA improvement and a corporate performance goal based on stock price appreciation. To earn any portion of the yearly scheduled vesting under the awards, we must at least meet our EVA performance goal for that year. If that goal is met, the stock equivalent units are earned (up to a maximum of 100% of the units) based on our stock price appreciation over the year. Stock equivalent units are payable yearly in cash in an amount equal to the number of units earned multiplied by the value per share of our common stock at the time of payment (as determined in accordance with the terms of the grant). The program was designed so that an aggregate amount could be earned over the three-year life of the program. For example, a shortfall due to failures to fully realize goals in the first year would result in greater earning potential under the program for the remaining two years. Mr. Frissora's stock equivalent units were generally earned and payable at the end of one year, based on the EVA and stock price criteria described above, reflecting the committee's desire to re-evaluate Mr. Frissora's awards on an annual basis. Subject to the terms of any employment agreement, the unvested portion of these awards is generally forfeited by a participant if his or her employment is terminated other than due to death, disability or retirement. Accordingly, Mr. Frissora forfeited his awards when he left our employment. In the event of termination due to death, disability or retirement, the award is treated as fully vested and is paid based on our prevailing stock price at the time.

     OPTION AWARDS

     Amounts reflected in the Summary Compensation Table under the column entitled "Option Awards" represent awards of nonqualified options to purchase common stock granted to each Named Executive under our 2006 Long-Term Incentive Plan. See "-- Grants of Plan Based Awards During 2006." The awards vest one-third per year during the three years after the grant date and have a seven-year term. Subject to the terms of any employment agreement, the unexercised portion of these awards is generally forfeited by a participant on the date his or her employment is terminated other than due to death, disability or retirement. Accordingly, each of Messrs. Frissora and Donovan forfeited his unvested awards when he left our employment. In the event of death, disability or retirement, the options become fully exercisable and remain exercisable for a period specified in the applicable award agreement.

     EMPLOYMENT AGREEMENTS

     In January 2007, we entered into an agreement with our new Chairman and Chief Executive Officer -- Mr. Gregg Sherrill -- that sets forth certain terms and conditions of his employment with our company. The agreement provides, among other things, for an annual salary for 2007 of $875,000 and a target bonus for 2007 of $875,000. As an inducement for Mr. Sherrill to accept his offer, we agreed to (i) pay Mr. Sherrill $1,325,000 within seven days of his first day of employment and (ii) grant Mr. Sherrill 125,000 shares of restricted stock on his first day of employment (which will vest in three equal installments on each of the first three anniversaries of the date of grant or, if earlier, upon his involuntary termination of employment for reasons other than cause). The agreement also provides that he would be entitled to specified equity incentive awards when made for our other executives for 2007 (100,000 options, 55,000 restricted shares and stock equivalent units covering a three-year performance period with a targeted value of $700,000). The agreement provides that, under our Change-in-Control Severance Benefit Plan for Key Executives, Mr. Sherrill's cash payment in connection with a change-in-control termination will equal three times the total of his then current base salary plus the higher of (i) his highest annual target bonus over the prior three years and (ii) his average bonuses for the prior three years (or if shorter, his period of service to the company). See "-- Post-Employment Compensation -- Other Potential Post-Employment Compensation" for a discussion of the other benefits afforded under the Change-in-Control Severance Benefit Plan for Key Executives. The agreement also provides that, other than in connection with a change-in-control, if Mr. Sherrill's employment is terminated by us other than for disability or nonperformance of duties, he will be paid two times his then current annual salary. The employment agreement also provides for participation in an excess non-qualified defined contribution plan which, prior to offset for amounts contributed under the qualified plan, is equal to 150% of the standard age-graded benefit under the plan and for participation in other benefit plans we offer our employees generally.

     Messrs. Frissora and Donovan were, and Mr. Nair is, party to an agreement with us that sets forth certain terms and conditions of his employment with our company. Each of the employment agreements provides that, under our Change-in-Control Severance Benefit Plan for Key Executives, the relevant Named Executive's cash payment in connection with a change-in-control termination would equal three times the total of his then current base salary plus the higher of (i) his highest annual target bonus over the prior three years and
(ii) his average bonuses for the prior three years (or if shorter, his period of service to the company). Each of the employment agreements also provides that, other than in connection with a change-in-control, if the relevant Named Executive's employment is terminated by us other than for death, disability or nonperformance of duties, he will be paid two times the total of his then current salary and bonus for the immediately preceding year, all outstanding stock-based awards would be vested, subject to Board approval, his stock options would remain exercisable for at least 90 days and he would receive one year of post-termination health and welfare benefits. Pursuant to the terms of their employment agreements, Messrs. Frissora and Donovan were, and Mr. Nair is, guaranteed a minimum annual base salary/minimum annual target bonus as follows:
Mr. Frissora, $640,000/$590,000; Mr. Donovan, $455,000/$273,000 and Mr. Nair,
$428,490/$273,000. The employment agreements also provide for participation in benefit plans we offer to our employees generally, as well as continued participation in supplemental retirement benefit plans as described under "-- Post-Employment Compensation."

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

     The following table shows certain information regarding the outstanding equity awards held by the Named Executives at the end of 2006.

                 OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

                                                                                          STOCK AWARDS
                                                                                    ------------------------
                                             OPTION AWARDS                           NUMBER OF
                       ----------------------------------------------------------    SHARES OR      MARKET
                          NUMBER OF         NUMBER OF                                UNITS OF      VALUE OF
                         SECURITIES         SECURITIES                                 STOCK      SHARES OR
                         UNDERLYING         UNDERLYING                               THAT HAVE     UNITS OF
                         UNEXERCISED       UNEXERCISED       OPTION      OPTION         NOT       STOCK THAT
                         OPTIONS (#)       OPTIONS (#)      EXERCISE   EXPIRATION     VESTED       HAVE NOT
NAME                     EXERCISABLE     UNEXERCISABLE(1)   PRICE($)      DATE        (#)(1)      VESTED($)
----                   ---------------   ----------------   --------   ----------   -----------   ----------
Mr. Frissora.........          --                 --         $   --           --          --       $     --
Mr. Trammell.........      15,000                 --           8.56    11/5/2009
                           15,000                 --           3.66     1/9/2011
                           30,000                 --           1.57    12/5/2011
                           15,000                 --           3.77    1/21/2013
                            3,750                 --           6.45    10/1/2013
                           10,000              5,000           8.68    1/20/2014
                            5,000             10,000          16.00    1/17/2012
                               --             15,000          21.19    1/16/2013
                                                                                      12,000        296,640
                                                                                       8,000        197,760
                                                                                      15,000        370,800
Mr. Donovan..........       7,000                 --           8.56    11/5/2009
                           12,000              6,000           8.68    1/20/2014
                            6,000             12,000          16.00    1/17/2012
                               --             15,000          21.19    1/16/2013
                                                                                      18,000        444,960
                                                                                      12,000        296,640
                                                                                      15,000        370,800

                                                                                          STOCK AWARDS
                                                                                    ------------------------
                                             OPTION AWARDS                           NUMBER OF
                       ----------------------------------------------------------    SHARES OR      MARKET
                          NUMBER OF         NUMBER OF                                UNITS OF      VALUE OF
                         SECURITIES         SECURITIES                                 STOCK      SHARES OR
                         UNDERLYING         UNDERLYING                               THAT HAVE     UNITS OF
                         UNEXERCISED       UNEXERCISED       OPTION      OPTION         NOT       STOCK THAT
                         OPTIONS (#)       OPTIONS (#)      EXERCISE   EXPIRATION     VESTED       HAVE NOT
NAME                     EXERCISABLE     UNEXERCISABLE(1)   PRICE($)      DATE        (#)(1)      VESTED($)
----                   ---------------   ----------------   --------   ----------   -----------   ----------
Mr. Nair.............      20,000                 --           3.19     1/2/2011
                           25,000                 --           3.37     7/2/2011
                           36,667                 --           1.57    12/5/2011
                           55,000                 --           3.77    1/21/2013
                           12,000              6,000           8.86    1/20/2014
                            6,000             12,000          16.00    1/17/2012
                               --             15,000          21.19    1/16/2013
                                                                                      18,000        444,960
                                                                                      12,000        296,640
                                                                                      15,000        370,800
Mr. Yanos............       2,000                 --           3.66     1/9/2011
                           15,000                 --           1.57    12/5/2011
                           25,000                 --           3.77    1/21/2013
                            2,500                 --           3.74     7/1/2013
                            8,000              4,000           8.86    1/20/2014
                            4,000              8,000          16.00    1/17/2012
                               --             10,000          21.19    1/16/2013
                                                                                      12,000        296,640
                                                                                       8,000        197,760
                                                                                      10,000        247,200

---------------

(1) The vesting dates and number of shares vesting for the options and restricted stock reflected above as of December 31, 2006, are as set forth below. In connection with Mr. Donovan's resignation in February 2007, vested options were exercised and all unvested awards were forfeited.

                                                   NUMBER OF                               NUMBER OF
  NAME                   OPTION VESTING DATE    OPTIONS VESTING    STOCK VESTING DATE    SHARES VESTING
  ----                   -------------------    ---------------    ------------------    --------------
  Mr. Frissora.........              --                 --                    --                 --
  Mr. Trammell.........       1/16/2007              5,000             1/16/2007              5,000
                              1/17/2007              5,000             1/17/2007              4,000
                              1/20/2007              5,000             1/20/2007             12,000
                              1/16/2008              5,000             1/16/2008              5,000
                              1/17/2008              5,000             1/17/2008              4,000
                              1/16/2009              5,000             1/16/2009              5,000
  Mr. Donovan..........       1/16/2007              5,000             1/16/2007              5,000
                              1/17/2007              6,000             1/17/2007              6,000
                              1/20/2007              6,000             1/20/2007             18,000
                              1/16/2008              5,000             1/16/2008              5,000
                              1/17/2008              6,000             1/17/2008              6,000
                              1/16/2009              5,000             1/16/2009              5,000
  Mr. Nair.............       1/16/2007              5,000             1/16/2007              5,000
                              1/17/2007              6,000             1/17/2007              6,000
                              1/20/2007              6,000             1/20/2007             18,000
                              1/16/2008              5,000             1/16/2008              5,000
                              1/17/2008              6,000             1/17/2008              6,000
                              1/16/2009              5,000             1/16/2009              5,000
  Mr. Yanos............       1/16/2007              3,334             1/16/2007              3,334
                              1/17/2007              4,000             1/17/2007              4,000
                              1/20/2007              4,000             1/20/2007             12,000
                              1/16/2008              3,333             1/16/2008              3,333
                              1/17/2008              4,000             1/17/2008              4,000
                              1/16/2009              3,333             1/16/2009              3,333

OPTION EXERCISES AND STOCK VESTED DURING 2006

     The following table shows certain information regarding options exercised and stock vested during 2006 for the Named Executives.

                 OPTION EXERCISES AND STOCK VESTED DURING 2006

                                  OPTION AWARDS                STOCK AWARDS
                            --------------------------   -------------------------
                             NUMBER OF                    NUMBER OF
                              SHARES                       SHARES
                            ACQUIRED ON      VALUE       ACQUIRED ON      VALUE
                             EXERCISE     REALIZED ON      VESTING     REALIZED ON
NAME                            (#)       EXERCISE ($)       (#)       VESTING ($)
----                        -----------   ------------   -----------   -----------
Mr. Frissora..............    741,667     $11,361,705      50,000      $1,030,500
Mr. Trammell..............         --              --       7,250         152,543
Mr. Donovan...............    101,333       1,556,494      16,000         327,000
Mr. Nair..................     65,000       1,059,625      16,000         327,000
Mr. Yanos.................         --              --       9,250         191,300

POST-EMPLOYMENT COMPENSATION

     PENSION BENEFITS TABLE

     The following table shows certain information regarding potential benefits as of September 30, 2006 for the Named Executives under each of our defined benefit retirement plans.

                                PENSION BENEFITS

                                                        NUMBER OF
                                                          YEARS        PRESENT VALUE
                                                         CREDITED           OF
                                                         SERVICE        ACCUMULATED
NAME                                   PLAN NAME (1)       (#)        BENEFIT (2) ($)
----                                   -------------   ------------   ---------------
Mr. Frissora.........................     Plan 1           9.33         $  139,018
                                          Plan 2           9.33          1,478,265
                                          Plan 3          10.00          5,677,428
Mr. Trammell.........................     Plan 1           9.42            108,763
                                          Plan 2           9.42            318,302
Mr. Donovan..........................     Plan 1           6.08            111,159
                                          Plan 2           6.08            370,572
                                          Plan 3           7.00          2,024,754
Mr. Nair.............................     Plan 1          18.50            183,329
                                          Plan 2          18.50            814,030
Mr. Yanos............................     Plan 1          17.08            178,600
                                          Plan 2          17.08            374,215

---------------

(1) Plan 1 represents the Tenneco Retirement Plan for Salaried Employees; Plan 2 represents the Tenneco Supplemental Retirement Plan (which includes, for purposes of these disclosures, its predecessor plan, the Supplemental Executive Retirement Plan); and Plan 3 represents the Tenneco Supplemental Pension Plan for Management (which includes, for purposes of these disclosures, its predecessor plan, the Key Employee Pension Plan).

(2) The present value of accrued benefits were calculated using the RP-2000 Blended Mortality Table with a 5.9% discount rate, deferred to the unreduced retirement age, with no deferral if the participant's age on the calculation date is greater than the unreduced retirement age. The unreduced retirement age for Plan 1 and Plan 2 is age 62 (normal retirement age is 65) and for Plan 3 is age 55 (also normal retirement age). In all cases, the Named Executive's years of service credited under the plans is less than his actual years of service with Tenneco and its predecessors. For Plans 1 and 2, the first year of service is generally
                                            (Notes continued on following page.)

    excluded as credited service under the Plan. For Plan 3, the officer must earn 1,000 hours of service in order to be credited with an additional year of service under the plan. As of September 30, 2006, none of the officers had yet earned 1,000 hours in the then-current computation period under the plan.

     TENNECO RETIREMENT PLAN FOR SALARIED EMPLOYEES

     The benefit under the Tenneco Retirement Plan for Salaried Employees, in which all U.S. salaried employees were eligible to participate until it was frozen as to new participants on April 1, 2005, is based on the participant's years of service, salary and age at retirement. The monthly benefit formula is 55% of the participant's final average base pay multiplied by the years of credited service (up to a maximum of 35 years) and divided by 35 and then by 12. This amount is then reduced by any benefits accrued under the Pactiv Retirement Plan.(2) The final average base pay excludes all bonus payments and is the average pay for the last 60 full months of participation in the plan. Pay is subject to the Internal Revenue Code Section 401(a)(17) pay limits. If the participant retires prior to the age of 62, the benefit is reduced by an early reduction factor.

     Benefits paid under this plan are payable as an annuity only. The default form of payment for a single participant is the Single Life Annuity, and for a married participant is a Qualified 50% Joint and Survivor Annuity. Other forms of benefit payments available include the 100% Joint and Survivor Annuity, the 75% Joint and Survivor Annuity, and the Ten Year Certain and Life Annuity.

     As described below, we froze this plan effective December 31, 2006 so that no future benefits will be accrued under the plan.

  TENNECO SUPPLEMENTAL RETIREMENT PLAN

     The benefit under the Tenneco Supplemental Retirement Plan (which includes, for purposes of these disclosures, its predecessor plan, the Supplemental Executive Retirement Plan), is based on the participant's years of service, salary and bonus and age at retirement. The purpose of the plan is to include bonuses in determining retirement payments, which cannot be done under the Tenneco Retirement Plan for Salaried Employees and which we believe provided a level of retirement benefit that was common in manufacturing companies. The monthly benefit formula is 55% of the participant's final average compensation multiplied by the years of credited service (up to a maximum of 35 years) and divided by 35 and then by 12. This amount is then reduced by the accrued benefits from the Tenneco Retirement Plan for Salaried Employees and the Pactiv Retirement Plan. The final average compensation for this plan is the sum of the

---------------

     2 In 1999, we spun off our packaging and administrative services operations. The resulting company, now known as Pactiv Corporation, became the sponsor of our then-existing qualified defined benefit plan for salaried employees. We adopted the Tenneco Retirement Plan for Salaried Employees, which is patterned after the Pactiv-sponsored plan.

participant's average base pay plus the average bonus pay, where the average is determined as the highest three out of the past five calendar years. If the participant retires prior to the age of 62, the benefit will be reduced by an early reduction factor.

     Benefits paid under this plan are payable as a lump sum only. To calculate the lump sum payment amount, the accrued benefit after offsets, as calculated above, is multiplied by a lump sum factor. This factor is determined using the 1994 Group Annuity Mortality Tables at an interest rate that is the average of the 30 year Treasury Bond yields for the November preceding the year of distribution.

     This plan applied to our approximately top 60 managers. As described below, effective December 31, 2006, this plan was frozen as to substantially all managers so that no future benefits will be accrued under the plan. One executive did not have his benefits frozen. However, he agreed to a voluntary reduction in benefits under this plan as described below under "-- 2006 Changes in Defined Benefits."

     TENNECO SUPPLEMENTAL PENSION PLAN

     The accrued benefit under the Tenneco Supplemental Pension Plan (which includes, for purposes of these disclosures, its predecessor plan, the Key Employee Pension Plan), is calculated based on the participant's years of vesting service and salary and bonus. This plan was implemented in 1999 in connection with the transactions that resulted in us becoming a stand-alone company. The plan was designed to attract and retain key management as we faced the challenges of being highly leveraged in the automotive industry. The monthly benefit formula is the number of years of vesting service multiplied by 4%, subject to a maximum of 50%, multiplied by one-twelfth of the participant's final average compensation. This amount is then reduced by any accrued benefits from the Tenneco Retirement Plan for Salaried Employees, Tenneco Supplemental Pension Plan and Pactiv Retirement Plan. The final average compensation for this plan is the sum of the participant's base pay and bonus payments received during the last 36 months of participation in the plan. Benefits from this plan are available to the participant upon reaching age 55 without any reduction for early retirement.

     Benefits paid under this plan are payable as a lump sum only. To calculate the lump sum payment amount, the accrued benefit after offsets, as calculated above, is multiplied by a lump sum factor. This factor is determined using the 1994 Group Annuity Mortality Tables at an interest rate that is the average of the 30 year Treasury Bond yields for the November preceding the year of distribution.

     As described below, we froze our defined benefits plans as to substantially all of our executives at December 31, 2006. Those who were not fully vested in the Supplemental Pension Plan did not have their benefits frozen. However, they agreed to a voluntary reduction in benefits under this plan as described below under "-- 2006 Changes in Defined Benefits."

     2006 CHANGES IN DEFINED BENEFITS

     In August 2006, we froze, effective December 31, 2006, our defined benefit pension plans for certain employees and replaced them with additional benefits under defined contribution plans beginning in 2007. Prior earned benefits under the defined benefit plans were, however, preserved. With the exception of certain executives who had employment contracts providing for specified benefits (all of whom voluntarily accepted a benefits reduction as described below), this freeze impacted all U.S.-based salaried employees (including executive officers) and non-union hourly employees who participated in any of the plans.

     To address the loss of benefits associated with the freeze, we amended our existing qualified defined contribution, effective January 1, 2007, to provide for additional annual company contributions in amounts that increase with the employee's age. These additional contributions, which we refer to as "DB Replacement Contributions," are payable for each employee who ceased to accrue benefits or whose benefits were otherwise modified under any defined benefit plan in connection with the freeze. In addition, effective January 1, 2007 there will be a new, unfunded non-qualified defined contribution pension plan. In general, our senior employees will be eligible to participate in this new plan, with allocations to the plan calculated the same as under the applicable existing defined contribution plan (as amended), except that (i) the compensation limit in Section 401(a)(17) of the Internal Revenue Code will be disregarded and awards under the TAVA Plan or any successor plan will be included in calculating compensation, and (ii) there will be an offset for the DB Replacement Contributions.

     Three of our executive officers -- Mr. Donovan, Mr. Nair and one other -- had employment agreements that provided for his participation in the Supplemental Retirement Plan (Mr. Nair) and/or Supplemental Pension Plan (Mr. Donovan and the other executive). As a result, we did not freeze these plans for these executives. Instead, each individual executive voluntarily agreed to a reduction in his retirement benefit payable under those plans and to an offset to benefits payable under those plans for DB Replacement Contributions received under the existing or new defined contribution plans. The benefits reduction increases to a maximum of 5% of the benefit that would have otherwise been paid, depending on the executive's age at retirement.

  NONQUALIFIED DEFINED CONTRIBUTION AND OTHER DEFERRED COMPENSATION PLANS TABLE

     The following table sets forth certain information regarding potential benefits as of the end of 2006 for the Named Executives under our deferred compensation plans. We did not maintain any nonqualified defined contribution plans in 2006.

                       NONQUALIFIED DEFERRED COMPENSATION

                                        REGISTRANT      AGGREGATE       AGGREGATE        AGGREGATE
                                       CONTRIBUTIONS   EARNINGS IN     WITHDRAWALS/     BALANCE AT
                                          IN 2006        2006(1)     DISTRIBUTIONS(2)   12/31/06(3)
NAME                                        ($)            ($)             ($)              ($)
----                                   -------------   -----------   ----------------   -----------
Mr. Frissora.........................    $123,840         $ --           $    --         $     --
Mr. Trammell.........................      33,450           --            37,102           74,203
Mr. Donovan..........................      40,950          849            53,083          116,345
Mr. Nair.............................      40,950           --            53,083          106,167
Mr. Yanos............................      24,150           --            30,448           60,896

---------------

(1) Reflects earnings on compensation deferred under our deferred compensation plan based on the individual's selected investments.

(2) The amounts in this column reflect the portion of the bonus bank under the TAVA Plan that was paid during 2006. All of these amounts were earned and reported as part of the applicable executive's bonus bank for periods prior to 2006.

(3) Represents amounts remaining in the Named Executive's bonus bank under the TAVA Plan after giving effect to payments for 2006, all of which were earned and reported as part of the applicable executive's bonus bank in years prior to 2006. In the case of Mr. Donovan, also includes $10,178 credited under our deferred compensation program, $849 of which was reported in Mr. Donovan's compensation for 2006 in the Summary Compensation Table and the remainder of which was reported in Mr. Donovan's compensation for periods prior to 2006.

     We maintain a deferred compensation plan known as the Incentive Deferral Plan (which includes, for purposes of these disclosures, its predecessor plan, the Deferred Compensation Plan). Pursuant to the plan, certain executives, including the Named Executives, are eligible to defer all or a specified portion of his or her bonuses or incentive compensation to be received during a calendar year.

     Pursuant to the plan, any compensation that the executives elect to defer is put into an account with our company to which an earnings factor is applied. Plan participants may choose to have the earnings factor based on: (i) the prime rate of interest as reported on the first day of each calendar month; (ii) the performance of our common stock in a stock equivalent unit account or (iii) the return for selected mutual funds. Plan participants may choose more than one investment option in increments of at least one percent.

     The plan also provides for the deferral of non-employee directors' fees into stock equivalent unit accounts as described under "-- Director Compensation."

     Benefits under the plan will be paid in a lump sum as soon as practicable after the participant's death, after the termination of the participant's employment or service as a director or on the date specified in the applicable deferral election made by the participant. However, for amounts deferred by the Named Executives that are subject to the recently adopted rules under Section 409A of the Internal Revenue Code, no payment may be made earlier than six months after the executive's separation from service with our company.

  OTHER POTENTIAL POST-EMPLOYMENT COMPENSATION

     Change in Control Severance Benefit Plan for Key Executives

     We maintain a Change-in-Control Severance Benefit Plan for Key Executives. The purpose of the plan is to enable us to continue to attract, retain and motivate highly qualified employees by eliminating, to the maximum practicable extent, any concern on the part of such employees that their job security or benefit entitlements will be jeopardized by a "change-in-control" of our company. A "change-in-control" happens if:

     - any person or group acquires 15% or more of our voting stock and the acquisition is not approved by our then incumbent board of directors, or any person or group acquires 40% or more of our voting stock, in each case subject to limited exceptions,

     - our incumbent board of directors ceases to constitute a majority of our directors or any person elects during any 24 months new directors that represent at least 25% of our board of directors without approval of our incumbent board,

     - any merger, consolidation or sale of all or substantially all the assets of our company if a majority of our incumbent board of directors is not a majority of the board of the surviving or successor company, or

     - we are liquidated.

     Benefits under the plan are payable to a key employee who is discharged (either actually or constructively) within two years after a change of control or, in the case of certain of our most senior executive officers (including Messrs. Donovan, Nair and Trammell), to the key employee if he or she voluntarily elects to separate from service during the first thirty days following the first anniversary of the change in control. Under the plan, we must pay an eligible executive a lump sum cash payment equal to three or two times, depending on his or her grouping under the plan, (1) his or her base salary plus, (2) the higher of (a) his or her average bonuses for the prior three years (or such shorter period as the executive had been employed by us) and (b) his or her targeted annual bonus in effect immediately prior to the change-in-control. In addition, we must provide the executive with a pro rata bonus (payable in a lump sum), three years of health and welfare benefits continuation, out placement services and all deferred compensation (payable in a lump sum). In addition, upon a change in control participants in the plan are entitled to be paid in cash the total fair market value of any restricted stock and stock equivalent units held immediately prior to the change in control and their options become fully vested (and remain exercisable for the lesser of 36 months thereafter or the remaining life of the option). Finally, we are required to provide a tax gross up to any employee whose payments under the plan become subject to the tax imposed by Section 4999 of the Internal Revenue Code. See "-- Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table -- Employment Agreements" for a discussion of specific provisions in the employment agreements regarding the calculation of benefits under this plan. Benefits under this plan are not conditioned on any action by the participant.

     Under this plan, we expect that Messrs. Trammell, Donovan, Nair and Yanos would have become entitled to receive payments from us as follows had we experienced a change in control on December 31, 2006 (assuming termination on that date):

                                                 STOCK        EARLY        EARLY
                                               EQUIVALENT   VESTING OF   VESTING OF
                       SEVERANCE     BONUS        UNIT        STOCK      RESTRICTED      OTHER      EXCISE TAX AND
NAME                     AMOUNT      AMOUNT    PAYOUT(1)    OPTIONS(2)    STOCK(2)    BENEFITS(3)    GROSS-UP(4)      TOTAL(5)
----                   ----------   --------   ----------   ----------   ----------   -----------   --------------   ----------
Mr. Trammell.........  $2,004,000   $273,000   $1,236,000    $220,350    $  865,200    $180,155       $1,544,558     $6,323,263
Mr. Donovan..........   2,487,199    273,000    1,236,000     253,830     1,112,400     229,767               --      5,592,196
Mr. Nair.............   2,410,213    273,000    1,236,000     253,830     1,112,400     228,166        1,420,022      6,933,631
Mr. Yanos............   1,101,007    273,000    1,112,400     169,221       741,600     149,113          973,385      4,519,726

---------------

(1) Represents full value of all unpaid stock equivalent unit awards at their payout levels that would have vested upon a change in control, based on the closing price of a share of our common stock on December 29, 2006 of $24.72.

(2) Represents the difference between the option exercise price and the closing price of a share of our common stock on December 29, 2006 for all unvested options and the value of all unvested restricted shares based on that price.

(3) Represents welfare benefits, outplacement services and remaining bonus bank under the TAVA Plan.

(4) Represents 20% excise tax (where applicable), grossed up for income tax. Does not represent lost tax deductibility to the company.

(5) The amounts presented are estimated without any allocation of amounts payable to service prior to or after the change in control.

     Other Severance Benefits

     Our employment agreements provide for certain severance benefits if the relevant Named Executive's employment is terminated by us other than for death, disability or nonperformance of duties or in connection with a change in control. See "-- Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table -- Employment Agreements" for a discussion of these benefits. Receipt of benefits is subject to the executive's execution of a customary release.

     We expect that Messrs. Donovan and Nair would have become entitled to receive payments from us as follows had their positions been terminated by us on December 31, 2006, other than following a change-in-control and other than for death, disability or nonperformance of duties (assuming our board of directors agreed to vest outstanding equity-based awards upon termination):

                                       STOCK         EARLY        EARLY
                                     EQUIVALENT    VESTING OF   VESTING OF   HEALTH AND
                       SEVERANCE        UNIT         STOCK      RESTRICTED    WELFARE
NAME                   AMOUNT(1)    PAYOUT(1)(2)   OPTIONS(3)    STOCK(3)     BENEFITS      TOTAL
----                   ----------   ------------   ----------   ----------   ----------   ----------
Mr. Donovan..........  $1,714,250    $1,236,000     $253,800    $1,112,400    $15,172     $4,331,622
Mr. Nair.............   1,662,926     1,236,000      253,800     1,112,400     14,639      4,279,765

---------------

(1) Payable in a lump sum.

(2) Represents full value of all unpaid stock equivalent unit awards at their payout levels, based on the closing price of a share of our common stock on December 29, 2006 of $24.72.

(3) Represents the difference between the option exercise price and the closing price of a share of our common stock on December 29, 2006 for all unvested options and the value of all unvested restricted shares based on that price.

     In addition, we maintain a Severance Benefit Plan that applies to all salaried, full-time employees with at least one month of service who are terminated by us in connection with a reduction in force or similar layoff. Under this plan, eligible employees receive a severance payment in a lump sum equal to the total of (1) 1.5 weeks of pay for each full or partial year of service, (2) an additional payment from four to 12 weeks of pay based on the employee's age at termination, and (3) an additional payment from one to 14 weeks of pay based on the employee's pay grade at termination, subject to a maximum of 52 weeks of pay. This plan would apply to Mr. Trammell and Mr. Yanos, who we expect would have received $277,259 and $303,096, respectively, if his employment had been terminated by us on December 31, 2006 in connection with a reduction in force or similar layoff. We require participants to sign a customary release to receive benefits under this plan.

DIRECTOR COMPENSATION

     The following table and related narrative shows the compensation we paid, for 2006, to each of our outside directors for all services provided to our company and its subsidiaries.

                         DIRECTOR COMPENSATION FOR 2006

                                                                    STOCK
                                                    FEES EARNED   AWARDS(1)    TOTAL
NAME                                                    ($)          ($)        ($)
----                                                -----------   ---------   --------
Mr. Cramb.........................................    $73,500      $61,010    $134,510
Ms. Eickhoff-Smith................................     67,000       77,264     144,264
Mr. Macher........................................     71,000       61,010     132,010
Mr. Porter........................................     65,500       61,010     126,510
Mr. Price.........................................     69,500       61,010     130,510
Mr. Severance.....................................     67,500       61,010     128,510
Mr. Stecko........................................     73,500       61,010     134,510
Mr. Takeuchi......................................     57,000       63,000     120,000
Ms. Warner........................................     66,500       61,010     127,510

---------------

(1) See note 8 to our consolidated financial statements for the year ended December 31, 2006 for a description of how we compute this value. The grant date fair value of each award of restricted stock made to our directors during 2006, and the aggregate number of awards of restricted stock and options outstanding at December 31, 2006, for each director was:

                                                                 GRANT DATE
                                                               FAIR VALUE OF
                                                                STOCK AWARDS
NAME                                         GRANT DATE             ($)
----                                         ----------        -------------
Mr. Cramb..................................         --            $    --
Ms. Eickhoff-Smith.........................  1/16/2006             15,480
Mr. Macher.................................         --                 --
Mr. Porter.................................         --                 --
Mr. Price..................................         --                 --
Mr. Severance..............................         --                 --
Mr. Stecko.................................         --                 --
Mr. Takeuchi...............................  3/17/2006             75,355
Ms. Warner.................................         --                 --

                                            (Notes continued on following page.)

                                               NUMBER OF            NUMBER OF
                                                OPTIONS         RESTRICTED SHARES
                                              OUTSTANDING          OUTSTANDING
NAME                                              (#)                  (#)
----                                          -----------       -----------------
Mr. Cramb................................       16,475                    --
Ms. Eickhoff-Smith.......................       10,000                18,126
Mr. Macher...............................       32,500                    --
Mr. Porter...............................       35,000                    --
Mr. Price................................       35,000                    --
Mr. Severance............................       32,500                    --
Mr. Stecko...............................       10,000                    --
Mr. Takeuchi.............................           --                 3,500
Ms. Warner...............................        6,502                    --

     FEE STRUCTURE

     In 2006, each outside director was paid an annual retainer fee of $50,000 for service on the Board of Directors. In general, 100% of the retainer fee is to be paid in the form of common stock equivalents (the "directors' stock equivalents"), as described below. A director may elect, however, to have up to 40%, or $20,000, of the fee paid in cash. The outside directors also receive meeting attendance fees, committee chair and membership fees, and reimbursement of their expenses for attending meetings of the Board of Directors and its committees. The fees are generally paid in cash, but at the option of the director may be paid in directors' stock equivalents. Outside directors receive $1,000 for each in-person meeting of the Board of Directors attended, and $500 for each telephonic meeting. Outside directors who are members of the Audit Committee or the Compensation/Nominating/Governance Committee receive $1,000 for each in-person meeting, and $500 for each telephonic meeting attended. In 2006, each outside director who served as a Chairman of the Audit Committee or the Compensation/Nominating/Governance Committee was paid a fee of $8,000 per chairmanship. Also, the lead independent director was paid a $6,000 retainer fee for serving as the chairman and primary spokesman when the Board of Directors meets in executive session. Outside directors who serve as members of the Audit Committee or Compensation/Nomination/Governance Committee are paid $4,000 per committee membership. Members of the Three-year Independent Director Evaluation Committee receive $1,000 for each meeting of that committee attended.

     COMMON STOCK EQUIVALENTS, OPTIONS AND RESTRICTED STOCK

     As described above, all or a portion of an outside director's retainer fee is generally paid in common stock equivalent units. These directors' stock equivalents are payable in cash or, at the our option, shares of common stock after an outside director ceases to serve as a director. Final distribution of these amounts may be made either in a lump sum or in installments over a period of years. The directors' stock equivalents are issued at 100% of the fair market value on the date of the grant.

     Through 2005, each outside director generally received an annual grant of an option to purchase up to 5,000 shares of common stock in January. These directors' options: (a) were granted with per share exercise prices equal to 100% of the fair market value of a share of common stock on the day the option is granted; (b) in 2005, had terms of seven years (for prior periods, the terms were ten years); and (c) generally, fully vested six months from the grant date. Once vested, the directors' options are exercisable at any time during the option term. In December 2005, the Board of Directors determined to replace the annual option-grant program with annual awards of restricted stock. Accordingly, in December 2005, each outside director at the time was granted 3,500 shares of restricted stock, which vest on the first anniversary of the date of grant. A like award was made in January 2007. Mr. Takeuchi, who joined our Board of Directors in January 2006, was awarded an additional 3,500 shares of restricted stock in March 2006.

     DEFERRED COMPENSATION PLAN

     We have a voluntary deferred compensation plan for outside directors. Under the plan, an outside director may elect, prior to commencement of the next calendar year, to have some or all of the cash portion, that is, up to 40%, or $20,000, of his or her retainer fee and some or all of his or her meeting or other fees credited to a deferred compensation account. The plan provides these directors with various investment options. The investment options include stock equivalent units of our common stock, which may be paid out in either cash or, at the our option, shares of common stock.

     RESTRICTED STOCK IN LIEU OF RETIREMENT BENEFITS

     In partial satisfaction of residual obligations under the discontinued retirement plan for directors, Ms. Eickhoff-Smith receives an annual grant of $15,400 in value of restricted shares of our common stock. The restricted shares may not be sold, transferred, assigned, pledged or otherwise encumbered and are subject to forfeiture if Ms. Eickhoff-Smith ceases to serve on the Board prior to the expiration of the restricted period. This restricted period ends upon Ms. Eickhoff-Smith's normal retirement from our board of directors, unless she is disabled or dies, or the Compensation/Nominating/Governance committee of our board of directors, at its discretion, determines otherwise. During the restricted period, Ms. Eickhoff-Smith will be entitled to vote the shares and receive dividends.

COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION

     During fiscal 2006, Ms. Warner and Messrs. Porter, Stecko and Price served on the Compensation/Nominating/Governance Committee. From November 1998 to April 1999, Mr. Stecko served as our President and Chief Operating Officer, at a time when we held the former Tenneco Inc.'s automotive and packaging operations. Prior to that time, he served in other executive officer capacities in the former packaging operations. Mr. Stecko, having left our employment in April 1999 to become Chief Executive Officer of Packaging Corporation of America (which simultaneously purchased our former paperboard packaging operations), meets the independence standards for compensation and nominating committee membership under the NYSE listing standards.

                                  TENNECO INC.
                  COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation/Nominating/Governance Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and, based on such review and discussion, the Compensation/Nominating/Governance Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's annual report on Form 10-K for the year ended December 31, 2006 and in this proxy statement.

       Compensation / Nominating / Governance Committee

              David B. Price, Jr. -- Chairman
              Roger B. Porter
              Paul T. Stecko
              Jane L. Warner

                           REPORT OF AUDIT COMMITTEE

GENERAL

     The Audit Committee comprises five directors and operates under a written charter for the Audit Committee. All of the members of the Audit Committee meet the definition of independent for purposes of the NYSE listing standards. In addition, the Board has designated Mr. Cramb as our "audit committee financial expert" under the applicable SEC rules. All of the members of Audit Committee satisfy the NYSE's financial literacy requirements.

REPORT

     The Audit Committee has furnished the following report:

     The Audit Committee has reviewed and discussed the audited financial statements of our company for the fiscal year ended December 31, 2006 with our management. In addition, the Audit Committee has discussed with Deloitte & Touche LLP, our independent auditors ("Deloitte & Touche"), the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees" (as amended by Statement on Auditing Standards No. 90) and Regulation S-X Rule 2-07, "Communication with Audit Committees."

     The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with Deloitte & Touche its independence from our company and our management.

     The Audit Committee has considered whether the services rendered by our independent public accountants with respect to audit, audit-related, tax and other non-audit fees are compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for our company for the fiscal year ended December 31, 2006 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

        Audit Committee

               Charles W. Cramb -- Chairman
               M. Kathryn Eickhoff-Smith
               Frank E. Macher
               Dennis G. Severance
               Minsunobu Takeuchi

              RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     Financial statements of our company and our consolidated subsidiaries will be included in our Annual Report furnished to all stockholders. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as independent public accountants for us to examine our consolidated financial statements for the year ending December 31, 2007, and has determined that it would be desirable to request that the stockholders ratify the appointment. You may vote for, vote against or abstain from voting with respect to this proposal. Assuming the presence of a quorum, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote is required to ratify the appointment. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Deloitte & Touche LLP was engaged as our principal independent public accountants for 2002 through 2006. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

AUDIT, AUDIT-RELATED, TAX AND ALL OTHER FEES

     The following table summarizes the aggregate fees and expenses billed to us for the fiscal years ended December 31, 2006 and 2005 by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche"):

                                                        2006         2005
                                                     ----------   ----------
Audit fees(a)......................................  $4,356,200   $4,238,100
Audit-related fees(b)..............................     240,000      238,600
                                                     ----------   ----------
Total audit and audit-related fees.................   4,596,200    4,476,700
Tax fees:
  Compliance and tax audit support(c)..............   1,803,700    1,587,400
  Planning and consulting(d).......................     380,500      606,800
                                                     ----------   ----------
Total tax fees.....................................   2,184,200    2,194,200
All other fees.....................................          --           --
                                                     ----------   ----------
                                                     $6,780,400   $6,670,900
                                                     ==========   ==========

                                                      (Notes on following page.)

---------------

(a)  Audit services in 2006 and 2005 consisted of:

     - Audit of our annual financial statements including audits of subsidiary financial statements required by local country laws

     - Audit of Management's assessment of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002

     - Reviews of our quarterly financial statements

     - Comfort letters, consents and other services related to SEC matters

(b)  Audit-related services in 2006 and 2005 consisted of:

     - Employee benefit plan audits

(c) Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute, support and obtain government approval for amounts to be included in tax filings. Tax compliance services in 2006 and 2005 consisted of:

     - Federal, state and local income tax return assistance

     - Sales and use, property and other tax return assistance

     - Transfer pricing documentation

     - Requests for technical advice from taxing authorities

     - Assistance with tax audits and appeals

(d) Tax planning and consulting services are services rendered with respect to proposed transactions or that alter a transaction to obtain a particular tax result. Tax planning and consulting services in 2006 and 2005 consisted of:

     - Tax advice related to intra-group transactions and restructurings

     - Tax planning related to certain foreign operations

     In considering the nature of the services provided by Deloitte & Touche, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

PRE-APPROVAL POLICY

     At a meeting held in September 2002, shortly after the adoption of the Sarbanes-Oxley Act of 2002 and its provisions regarding audit committee pre-approval of non-audit services provided by a public company's independent public accountants, the Audit Committee approved the continued provision to us of audit, audit-related and tax services as described above by Deloitte & Touche. In March 2003, after the SEC's adoption of final rules regarding provision of non-audit services by a public company's independent public accountants, the Audit Committee adopted a pre-approval policy regarding these services. All of the services performed by Deloitte & Touche in 2006 were pre-approved in accordance with the pre-approval policy adopted by the Audit Committee at its March 2003 meeting.

     The Audit Committee's pre-approval policy describes the permitted audit, audit-related, tax and other services (collectively, the "Disclosure Categories") that Deloitte & Touche may perform. The policy requires that, each fiscal year, a description of the services (the "Service List") expected to be performed by Deloitte & Touche in each of the Disclosure Categories, as well as related budgeted fee amounts, be presented to the Audit Committee for approval. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting us to receive immediate assistance from the independent auditor when time is of the essence.

     Any requests for audit, audit-related, tax and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year. Any proposed service exceeding 120% of the pre-approved cost level or budgeted amount requires specific additional pre-approval by the Audit Committee.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters that may properly come before the Annual Meeting. However, should any such matters come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy card to vote all proxies (unless otherwise directed by stockholders) in accordance with their judgment on such matters.

                       SOLICITATION OF PROXIES AND VOTING

     Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. Alternatively, in lieu of returning signed proxy cards, stockholders can submit a proxy over the Internet or by calling a specially designated telephone number which appears on the proxy cards. These Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to provide their voting instructions and confirm the proper recording of those instructions. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

     All properly completed, unrevoked proxies, which are received prior to the close of voting at the Annual Meeting, will be voted in accordance with the specifications made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted
(i) FOR the election of all nominees for election as director described in this proxy statement, (ii) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2007, and (iii) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later-dated proxy (including a later-dated proxy via the Internet or telephone), giving timely written notice of such revocation to the Secretary of our company or by attending the Annual Meeting and voting in person.

     The presence at the Annual Meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the Annual Meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions and broker non-votes (described below) will be counted to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed.

     The cost of solicitation of Proxies will be borne by us. Solicitation will be made by mail, and may be made by directors, officers, and employees, personally or by telephone, telecopy or telegram. Proxy cards and material also will be distributed to beneficial owners of stock through brokers, custodians, nominees and other like parties, and we expect to reimburse such parties for their charges and expenses. Georgeson Shareholder Communications Inc., New York, New York, has been retained to assist us in the solicitation of proxies at a fee estimated not to exceed $10,000.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     Directions to withhold authority, abstentions and "broker non-votes" (which occur when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) will be counted in determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

     Assuming the presence of a quorum, the affirmative vote of (1) a plurality of the votes cast at the Annual Meeting (in person or by proxy) is required for the election of directors, and (2) holders of a majority of the common stock present at the Annual Meeting (in person or by proxy) and entitled to vote is required to ratify Deloitte & Touche LLP as our independent public accountants for 2007.

     Because the election of directors is determined on the basis of a plurality of the votes cast, directions to withhold authority have no effect on the election of directors. Because the vote standard for the approval of Deloitte & Touche LLP is a majority of shares present and entitled to vote, abstentions have the effect of a vote against and broker non-votes would have no effect on the proposal.

                           INCORPORATION BY REFERENCE

     To the extent that this proxy statement is incorporated by reference in any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the information included or incorporated in the sections of this proxy statement entitled "Executive Compensation -- Tenneco Inc. Compensation/Nominating/Governance Committee Report on Executive Compensation" and "Report of Audit Committee" will not be deemed to be incorporated, unless specifically provided otherwise in such filing.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS -- INCLUSION IN COMPANY PROXY STATEMENT

     For a stockholder proposal to be considered by us for inclusion in our proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2008, the proposal must be received by December 4, 2007.

OTHER STOCKHOLDERS PROPOSALS -- DISCRETIONARY VOTING AUTHORITY AND BY-LAWS

     With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, we may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to us by the date determined under our By-laws for the submission of business by stockholders. This notice requirement and deadline are independent of the notice requirement and deadline described above for a stockholder proposal to be considered for inclusion in our proxy statement. Our By-laws state that, to be timely, notice and certain related information must be received at the principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting. However, in the event that the date of the annual meeting is more than thirty days before or more than seventy days after the anniversary date, the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Therefore, to be timely under our By-laws, a proposal for the 2008 annual meeting not included by or at the direction of the Board must be received not earlier than January 8, 2008, nor later than February 7, 2008.

                                         J. JEFFREY ZIMMERMAN
                                            Corporate Secretary
                            ------------------------

WE WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO GENERAL COUNSEL, TENNECO INC., 500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS 60045.

                                           NOTICE OF ANNUAL
                                           MEETING AND
                                           PROXY STATEMENT
                                           -------------------------------------

                                           ANNUAL MEETING
                                           OF STOCKHOLDERS
                                           MAY 8, 2007

                                           TENNECO INC.
                                           500 NORTH FIELD DRIVE, LAKE FOREST,
                                           ILLINOIS 60045

                                                      (TENNECO LOGO)

       TENNECO INC.
       500 NORTH FIELD DRIVE
       LAKE FOREST, ILLINOIS 60045                                [TENNECO LOGO]

                                                                   April 3, 2007

Dear Benefit Plan Participant:

     The Annual Meeting of the Stockholders of Tenneco Inc. is scheduled to be held Tuesday, May 8, 2007, at 10:00 a.m., local time, at our headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045. A Notice and proxy statement, which is being sent to all registered stockholders in connection with the Annual Meeting, is enclosed for your information.

     Also enclosed with this letter is a form of proxy card, which designates the number of shares held in your benefit plan account. By executing this proxy card you instruct the benefit plan trustee (the "Trustee") how to vote the shares of Tenneco Inc. stock in your account which you are entitled to vote. The Trustee will vote all shares eligible to be voted by benefit plan participants in accordance with their instructions.

     If you return your form of proxy executed but without furnishing voting instructions, the eligible shares in your account will be voted by the Trustee, as holder of record of the shares in your account, FOR the election of the nominees for director named in the proxy statement, FOR the approval of the appointment of Deloitte & Touche LLP as independent public accountants for 2007 and in the discretion of the proxies on all other matters as may be properly brought before the Annual Meeting.

     If you do not return your executed form of proxy to the Trustee, then your shares can be voted by the Trustee only in accordance with the requirements of your benefit plan, which may or may not reflect your views.

     Your vote is important. Please send your executed form of proxy card with your voting instructions at your earliest opportunity. For your convenience, a return envelope is enclosed.

                                                  YOUR BENEFITS COMMITTEE

                                  TENNECO INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 8, 2007
                             10:00 A.M., LOCAL TIME

                                     TENNECO
                              500 NORTH FIELD DRIVE
                           LAKE FOREST, ILLINOIS 60045

TENNECO INC.
500 NORTH FIELD DRIVE
LAKE FOREST, ILLINOIS 60045                                                PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 8, 2007.

The undersigned does hereby appoint Gregg Sherrill and J. Jeffrey Zimmerman, and either of them, with full power of substitution, as Proxies to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors' recommendations, all shares of Tenneco Inc. held of record by the undersigned at the close of business on March 13, 2007 and entitled to vote at the Annual Meeting of Stockholders of Tenneco Inc. to be held at 10:00 a.m., local time, May 8, 2007, at our headquarters located at 500 North Field Drive, Lake Forest, Illinois 60045 or at any adjournment or postponement thereof, and to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting.

                      See reverse for voting instructions.

                                                                                                       COMPANY # ____________

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED
AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-560-1965 -- QUICK *** EASY *** IMMEDIATE

-    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 7, 2007.

-    Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/TEN/ -- QUICK *** EASY *** IMMEDIATE

-    Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 7, 2007.

-    Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Tenneco Inc.,
c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

                             IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD
                                                      Please detach here

                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.   Election of directors:   01 Charles W. Cramb      05 Gregg Sherrill       [ ] Vote FOR             [ ] Vote WITHHELD
                              02 Frank E. Macher       06 Paul T. Stecko           all nominees             from all nominees
                              03 Roger B. Porter       07 Jane L. Warner           (except as marked)
                              04 David B. Price, Jr.   08 Mitsunobu Takeuchi

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE
THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)              ---------------------------------------------

2.   Approve appointment of Deloitte & Touche LLP as independent public accountants for   [ ] For   [ ] Against   [ ] Abstain
     2007.

3.   In the discretion of the Proxies named herein, the Proxies are authorized to vote upon such other matters as may properly come before the meeting (or any adjournment or postponement thereof).

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box   [ ] Indicate changes below:                          Date
                                                                                     ----------------------------------------


                                                                                ---------------------------------------------
                                                                                Signature(s) in Box

                                                                                Please sign exactly as your name(s) appears
                                                                                on Proxy. If held in joint tenancy, all
                                                                                persons should sign. Trustees,
                                                                                administrators, etc., should include title
                                                                                and authority. Corporations should provide
                                                                                full name of corporation and title of
                                                                                authorized officer signing the Proxy.